Exhibit 10.8

STAGE RECEIVABLE FUNDING LP

Transferor

SPECIALTY RETAILERS (TX) LP

Servicer

and

BANKERS TRUST COMPANY

Trustee

Stage Stores Master Trust

POOLING AND SERVICING AGREEMENT

Dated as of August 24, 2001

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.1. Definitions 1

Section 1.2. Other Definitional Provisions. 18

ARTICLE II

CONVEYANCE OF RECEIVABLES; ISSUANCE OF CERTIFICATES

Section 2.1. Conveyance of Receivables. 19

Section 2.2. Acceptance by Trustee. 20

Section 2.3. Representations and Warranties of the Transferor 20

Section 2.4. Representations and Warranties of the Transferor Relating to the Receivables; Notice of Breach. 22

Section 2.5. Covenants of the Transferor 27

Section 2.6. Addition of Accounts. 30

Section 2.7. Removal of Accounts. 32

Section 2.8. Trustee May Perform 33

Section 2.9. No Assumption of Liability 33

ARTICLE III

ADMINISTRATION AND SERVICING OF RECEIVABLES

Section 3.1. Acceptance of Appointment and Other Matters Relating to the Servicer. 33

Section 3.2. Servicing Compensation 34

Section 3.3. Representations, Warranties and Covenants of the Servicer 35

Section 3.4. Reports and Records for the Trustee. 37

Section 3.5. Annual Servicer's Certificate 38

Section 3.6. Agreed-Upon Procedures. 38

Section 3.7. Tax Treatment 39

Section 3.8. Notices to the Transferor 39

ARTICLE IV

RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.1. Rights of Certificateholders 39

Section 4.2. Establishment of Accounts. 40

Section 4.3. Collections and Allocations. 40

ARTICLE V

DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

ARTICLE VI

THE CERTIFICATES

Section 6.1. Certificates 44

Section 6.2. Authentication of Certificates 45

Section 6.3. Registration of Transfer and Exchange of Certificates. 45

Section 6.4. Mutilated, Destroyed, or Stolen Certificates 48

Section 6.5. Persons Deemed Owners 48

Section 6.6. Appointment of Paying Agent. 48

Section 6.7. Access to List of Certificateholders' Names and Addresses 49

Section 6.8. Authenticating Agent. 50

Section 6.9. Tender of Exchangeable Transferor Certificate. 51

Section 6.10. Meetings of Certificateholders. 52

Section 6.11. Uncertificated Classes 54

ARTICLE VII

OTHER MATTERS RELATING TO THE TRANSFEROR

Section 7.1. Liability of the Transferor 54

Section 7.2. Merger or Consolidation of, or Assumption of the Obligations of, the Transferor 54

Section 7.3. Limitation on Liability 54

Section 7.4. Indemnification 55

ARTICLE VIII

OTHER MATTERS RELATING TO THE SERVICER

Section 8.1. Liability of the Servicer 57

Section 8.2. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer 57

Section 8.3. Limitation on Liability 58

Section 8.4. Servicer Indemnification of the Trust and the Trustee 58

Section 8.5. The Servicer Not to Resign 59

Section 8.6. Access to Certain Documentation and Information Regarding the Receivables 59

Section 8.7. Delegation of Duties 60

Section 8.8. Examination of Records 60

ARTICLE IX

EARLY AMORTIZATION EVENTS

Section 9.1. Early Amortization Events 60

Section 9.2. Additional Rights Upon the Occurrence of Certain Events. 61

ARTICLE X

SERVICER DEFAULTS

Section 10.1. Servicer Defaults 62

Section 10.2. Trustee to Act; Appointment of Successor. 63

Section 10.3. Notification of Servicer Default and Successor Servicer 65

Section 10.4. Waiver of Past Defaults 65

ARTICLE XI

THE TRUSTEE

Section 11.1. Duties of Trustee. 65

Section 11.2. Certain Matters Affecting the Trustee 67

Section 11.3. Trustee Not Liable for Recitals in Certificates 69

Section 11.4. Trustee May Own Certificates 70

Section 11.5. The Servicer to Pay Trustee's Fees and Expenses 70

Section 11.6. Eligibility Requirements for Trustee 70

Section 11.7. Resignation or Removal of Trustee. 70

Section 11.8. Successor Trustee. 71

Section 11.9. Merger or Consolidation of Trustee 72

Section 11.10. Appointment of Co-Trustee or Separate Trustee. 72

Section 11.11. Tax Return 73

Section 11.12. Trustee May Enforce Claims without Possession of Certificates 73

Section 11.13. Suits for Enforcement. 73

Section 11.14. Rights of Investor Certificateholders to Direct Trustee. 75

Section 11.15. Representations and Warranties of the Trustee 75

Section 11.16. Maintenance of Office or Agency 75

ARTICLE XII

TERMINATION

Section 12.1. Termination of Trust. 76

Section 12.2. Optional Purchase. 77

Section 12.3. Final Payment with Respect to Any Series. 77

Section 12.4. Termination of Rights of Holder of Exchangeable Transferor Certificate 78

Section 12.5. Defeasance 78

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.1. Amendment. 79

Section 13.2. Protection of Right, Title and Interest to Trust. 80

Section 13.3. Limitation on Rights of Certificateholders. 81

Section 13.4. GOVERNING LAW 82

Section 13.5. Notices 82

Section 13.6. Severability of Provisions 83

Section 13.7. Assignment 83

Section 13.8. Certificates Non-Assessable and Fully Paid 83

Section 13.9. Further Assurances 83

Section 13.10. Non-petition Covenant 83

Section 13.11. No Waiver; Cumulative Remedies 83

Section 13.12. Counterparts 84

Section 13.13. Third-Party Beneficiaries 84

Section 13.14. Actions by Certificateholders. 84

Section 13.15. Rule 144A Information 84

Section 13.16. Merger and Integration 84

Section 13.17. Headings 84

Section 13.18. Inconsistent Provisions 84

Section 13.19. No More Than 100 Holders 85

EXHIBITS

Exhibit A - Form of Exchangeable Transferor Certificate

Exhibit B - Form of Officer's Certificate Regarding Additional Accounts

Exhibit C - Form of Monthly Servicer's Report

Exhibit D-1 - Form of Store Payment Allocation

Exhibit D-2 - Form of Mail Payment Allocation

Exhibit E-1 - Form of Reassignment of Receivables in Removed Accounts

Exhibit E-2 - Form of Reassignment of Ineligible Receivables

Exhibit F - Form of Annual Servicer's Certificate

Exhibit G - Procedures of Independent Accountants

Exhibit H-1 - Form of Certificate Legend

Exhibit H-2 - Form of Representation Letter

Exhibit I - [Reserved]

Exhibit J - Form of Conveyance to Holder of Exchangeable Transferor Certificate

Exhibit K - Transferor General Partner Charter Provisions

Exhibit L - Chart of Fiscal Periods

SCHEDULES

Schedule I - Accounts

Schedule II - Depository Banks

POOLING AND SERVICING AGREEMENT, dated as of August 24, 2001 by and between Stage Receivable Funding LP, a limited partnership organized and existing under the laws of the State of Texas, as Transferor (the "Transferor"), Specialty Retailers (TX) LP, a limited partnership organized and existing under the laws of the State of Texas ("SRLP"), as Servicer (the "Servicer"), and Bankers Trust Company, a banking corporation organized and existing under the laws of the State of New York, as Trustee (the "Trustee").

In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and the Certificateholders:

  DEFINITIONS

      Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms:

      "Account" shall mean (a) each credit card account, including, without limitation, accounts which have been written off as uncollectible, issued to an Obligor pursuant to a Charge Account Agreement between the Originator and any Person, which account is an Eligible Account on the Initial Cut Off Date (or, in the case of the Additional Accounts, as of the applicable Addition Date) and which is identified by (i) an account number, (ii) Obligor name, (iii) Obligor address and (iv) Receivable balance as of the Initial Cut Off Date (or, in the case of Additional Accounts, as of the applicable Addition Date) in each computer file delivered to the Trustee by the Servicer pursuant to Section 2.1 or 2.6. The term Account shall include each "Renumbered Account". The term "Account" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term "Account" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

      "Account Information" shall have the meaning specified in Section 2.2(b).

      "Addition Date" shall mean each date as of which Additional Accounts will be included as Accounts pursuant to Section 2.6.

      "Additional Account" shall mean each revolving credit card account established pursuant to a Charge Account Agreement, which account is designated pursuant to Section 2.6 to be included as an Account and is identified in a computer file delivered to the Trustee by the Servicer pursuant to Sections 2.1 and 2.6.

      "Additional Assignment" shall have the meaning specified in the SRLP Purchase Agreement.

      "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person.

      "Aggregate Investor Interest" shall mean, as of any date of determination, the aggregate amount of the sum of the Investor Interests of all Series issued and outstanding on such date of determination and the sum of the Enhancement Invested Amounts, if any, for all outstanding Series of Certificates on such date of determination.

      "Aggregate Minimum Transferor Interest" shall mean, as of any date of determination, the product of the Minimum Transferor Percentage and the sum of the amount of the aggregate Principal Receivables in the Trust at such time plus the amounts on deposit in the Excess Funding Account on such date.

      "Agreement" shall mean this Pooling and Servicing Agreement and all amendments and modifications hereof and supplements hereto, including any Supplement.

      "Amortization Period", with respect to any Series, shall have the meaning specified in the related Supplement.

      "Applicants" shall have the meaning specified in Section 6.7.

      "Appointment Day" shall have the meaning specified in Section 9.2(a).

      "Approved Rating" shall mean a rating of P-1 by Moody's and a rating of A-1+ by Standard & Poor's.

      "Authorized Newspaper" shall mean a newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.

      "Bankruptcy Court" means the United States Bankruptcy Court for The Southern District of Texas.

      "Benefit Plan" shall have the meaning specified in Section 6.3(c).

      "BIF" shall mean the Bank Insurance Fund administered by the FDIC.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York (and, with respect to any Series, any additional city or state specified in the related Supplement), are authorized or obligated by law, executive order or governmental decree to be closed.

      "Certificate" shall mean any one of the Investor Certificates of any Series or the Exchangeable Transferor Certificate.

      "Certificateholder" or "Holder" shall mean the Person in whose name a Certificate is registered in the Certificate Register.

      "Certificate Interest" shall mean interest payable in respect of the Investor Certificates of any Series pursuant to the Supplement for such Series.

      "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

      "Certificate Principal" shall mean principal payable in respect of the Investor Certificates of any Series pursuant to the Supplement for such Series.

      "Certificate Register" shall mean the register maintained pursuant to Section 6.3, providing for the registration of the Certificates and transfers and exchanges thereof.

      "Charge Account Agreement" shall mean the agreement (and the related application) for any Account, as such agreement may be amended, modified or otherwise changed from time to time in accordance with the terms hereof.

      "Class" shall mean a class of Certificates of a particular Series.

      "Closing Date" shall mean, with respect to any Series, the date of issuance of such Series of Certificates, as specified in the related Supplement.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral Agent" shall mean Citicorp USA, Inc., as Collateral Agent under the Intercreditor Agreement.

      "Collection" shall mean any payment by or on behalf of Obligors received by the Originator, Transferor, Servicer or Trustee in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or other form of payment on any Receivables, including, without limitation, all Recoveries. The term "Collection" shall include Insurance Proceeds and other amounts constituting Recoveries generally, but shall exclude Insurance Proceeds and other amounts constituting Recoveries of Receivables to the extent the aggregate Insurance Proceeds and other Recoveries received in respect of Receivables during any Due Period exceed the Loss Amount for such Due Period and any prior Due Periods; which excess shall be distributed to the Transferor on the Distribution Date related to such Due Period. A Collection processed on an Account in excess of the aggregate amount of Receivables in such Account as of the date of receipt by the Originator, Transferor, Servicer or Trustee of such Collection shall be deemed to be a payment in respect of Principal Receivables to the extent of such excess.

      "Collection Account" shall have the meaning specified in Section 4.2(a).

      "Collection Account Bank" shall mean Bankers Trust Company.

      "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan of Reorganization.

      "Convey" shall mean to transfer, reassign, assign, set over and otherwise convey.

      "Conveyance " shall mean the act of Conveying property.

      "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Four Albany Street, 10th Floor, New York, New York, 10006, Attention: Corporate Trust and Agency Services - Structured Finance Group.

      "Coupon" shall have the meaning specified in Section 6.1.

      "Credit and Collection Policy" shall mean the Originator's and SRLP's policies and procedures relating to the operation of the Originator's credit card business in effect on the date hereof, including, without limitation, the policies and procedures for determining the creditworthiness of potential and existing credit card customers, and relating to the maintenance of credit card accounts and collection of credit card receivables, as such policies and procedures may be amended from time to time.

      "Credit Agreement" shall mean that certain Credit Agreement dated as of August 24, 2001 among Specialty Retailers (TX) LP, Stage Stores, Inc., the banks, financial institutions and other institutional lenders from time to time party thereto as the Initial Lenders, Issuing Bank and Swing Line Bank, Citicorp USA, Inc. as Collateral Agent, Citicorp USA, Inc., as Administrative Agent and Salomon Smith Barney Inc. as arranger and book manager.

      "Cycle" shall mean each billing cycle for each Fiscal Period for an Account, as determined by the Servicer in accordance with its normal practice.

      "Daily Report" shall have the meaning given to such term in Section 3.4(a).

      "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors (including creditors of national banking associations generally), and general principles of equity (whether considered in a suit at law or in equity).

      "Defeasance" shall have the meaning specified in Section 12.5(a).

      "Defeased Series" shall have the meaning specified in Section 12.5(a).

      "Depository Accounts" shall mean the Initial Depository Account, the Shared Concentration Account and each Store Account.

      "Depository Bank" shall mean a bank at which a Depository Account is located, together with such additional or substitute banks as are permitted under this Agreement.

      "Depository Bank Agreement" shall mean, with regard to any individual Depository Bank, the control agreement, blocked account agreement, or standing daily transfer order entered into by such Depository Bank regarding the Initial Depository Account, the Shared Concentration Account or Store Account, as applicable, located at such Depository Bank.

      "Determination Date" shall mean the second Business Day preceding each Distribution Date.

      "Dilution Amount" shall have, with respect to any Due Period, the meaning specified in Section 4.3(d).

      "Distribution Date" shall mean the tenth (10th) day of each month, or if such day is not a Business Day, the next succeeding Business Day; provided, that the initial Distribution Date for any Series shall be set forth in the related Supplement. Notwithstanding the foregoing, in the event a Total Systems Failure exists on any Distribution Date, the date of such Distribution Date shall mean the fourth Business Day after the date on which the Transferor or the Servicer delivers the monthly report in the form of Exhibit C; provided, that in no event shall a Distribution Date be postponed more than 10 Business Days due to a Total Systems Failure.

      "Dollars", "$" or "U.S. $" shall mean United States dollars.

      "Due Period" shall mean, initially, the period from the close of business on August 24, 2001, to the close of business on the last day of the last Cycle for the Fiscal Period of September, 2001, and thereafter, the period from the close of business on the last day of the prior Due Period to the close of business on the last day of the last Cycle for the following Fiscal Period.

      "Early Amortization Event" shall mean, with respect to each Series, a Trust Early Amortization Event or a Series Early Amortization Event.

      "Eligible Account" shall mean, as of the Initial Cut Off Date (or, with respect to Additional Accounts, as of the applicable Addition Date), each Account:

        which has been originated in connection with the extension of credit to an Obligor whose application for the extension of credit was processed through the Originator or SRLP, as applicable, or an Affiliate of the Originator or which has been acquired by the Originator from a third party and determined by the Originator or SRLP, as applicable, to be in compliance with the Credit and Collection Policy, including those relating to the extension of credit;
        which the Originator or SRLP, as applicable, has not classified on its electronic records as counterfeit, canceled or fraudulent, and with respect to which any card issued in connection therewith has not been stolen or lost;
        which is payable in Dollars;
        with respect to which all filings, consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Originator or SRLP, as applicable, in connection with the creation of the underlying Receivable in such Account or the execution, delivery and performance by the Originator or SRLP, as applicable, of the Charge Account Agreement pursuant to which such underlying Receivable was created, have been duly obtained, effected or given and are in full force and effect as of such date of creation.
        which the Originator or SRLP, as applicable, has not charged off pursuant to the Credit and Collection Policy as of the Initial Cut Off Date (or with respect to Additional Accounts, as of the applicable Addition Date);
        no portion of which is greater than 180 days past due; and
        the Obligor of which has provided, as its most recent billing address, an address which is located in the United States.

        "Eligible Receivable" shall mean each Receivable which satisfies each of the following conditions:

        which has arisen under an Eligible Account;
        which was created in compliance, in all material respects, with all Requirements of Law applicable to the Originator and SRLP and pursuant to a Charge Account Agreement that complies in all material respects with all Requirements of Law applicable to the Originator and SRLP and satisfies all applicable requirements in the Credit and Collection Policy;
        as to which, at the time of and at all times after the creation of such Receivable, the Originator, SRLP, the Transferor or the Trust had good and marketable title thereto, free and clear of all Liens (other than Permitted Liens) arising under or through the Originator, SRLP, the Transferor or any of their Affiliates;
        which is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, subject to Debtor Relief Laws; and
        which constitutes a "payment intangible" or an "account" as defined in Section 9-102 of the UCC

        "Enhancement" shall mean, with respect to any Series, the cash collateral account, letter of credit, insurance policy, guaranteed rate agreement, maturity guaranty facility, tax protection agreement, interest rate caps, interest rate swap, subordination of the rights of one class to another or any other contract, agreement or arrangement for the benefit of the Investor Certificateholders (including any subordinated interest and any subordination of one Series to another), as designated in the applicable Supplement.

        "Enhancement Invested Amount" shall have the meaning, if applicable with respect to any Series, specified in the related Supplement.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

        "Excess Funding Account" shall have the meaning specified in Section 4.3(e).

        "Excess Funding Amount" shall mean the amount on deposit in the Excess Funding Account.

        "Exchange" shall mean the procedure described under Section 6.9.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "Exchange Date" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.9(b).

        "Exchange Notice" shall have the meaning, with respect to any Series issued pursuant to an Exchange, specified in Section 6.9(b).

        "Exchangeable Transferor Certificate" shall mean the certificate or certificates executed and authenticated by the Trustee, substantially in the form of Exhibit A and exchangeable as provided in Section 6.9.

        "Extended Trust Termination Date" shall have the meaning specified in Section 12.1(a).

        "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

        "Finance Charge Receivables" shall mean all amounts billed to the Obligors on any Account in the ordinary course of the Originator's business in respect of (a) periodic rate finance charges, (b) late payment fees, (c) annual fees, if any, with respect to Accounts and (d) returned check charges.

        "Finance Charge Shortfalls" shall have the meaning specified in Section 4.3(g).

        "Fiscal Period" shall have the meaning provided in Exhibit L.

        "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Group" shall mean, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

        "Holder" shall have the meaning set forth in the definition of "Certificateholder."

        "Holder of the Exchangeable Transferor Certificate" shall mean Stage Receivable Funding LP, a Texas limited partnership, and its successors and assigns.

        "Indemnified Amount" shall have the meaning specified in Section 7.4.

        "Indemnified Party" shall have the meaning specified in Section 7.4.

        "Ineligible Receivable" shall have the meaning specified in Section 2.4(d)(iii).

        "Initial Closing Date" shall mean August 24, 2001.

        "Initial Cut off Date" shall mean the close of business of the Transferor on the second Business Day preceding the Initial Closing Date.

        "Initial Depository Account" shall mean The Chase Manhattan Bank account No. 001-01777994 established by the Originator for the purpose of collecting payments mailed in by Obligors, as specified in writing by the Transferor to the Trustee; provided, that each of the Originator and the Transferor shall have assigned all of its right, title and interest in such account to the Trustee; provided, further, that the establishment of such account shall be agreed to by the Trustee; provided, further, that upon the occurrence of a Servicer Default and the appointment of a Successor Servicer pursuant to Article X, Initial Depository Account shall mean an account established by such Successor Servicer for the purpose of collecting payments made by Obligors as shall be agreed to by such Successor Servicer and the Trustee.

        "Initial Investor Interest" shall mean, with respect to any Series, the amount specified as such in the related Supplement.

        "Insolvency Event" shall have the meaning specified in Section 9.2(a).

        "Insurance Proceeds" shall mean any amounts recovered by the Servicer pursuant to any credit life, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account to the extent such amounts are used to make payments on such Account.

        "Intercreditor Agreement" shall mean that certain Intercreditor Agreement dated as of August 24, 2001 among Citicorp North America, Inc., as Program Agent, Stage Receivable Funding LP, as Transferor, Specialty Retailers (TX) LP, as Borrower and Servicer, Granite National Bank, N.A., Stage Stores, Inc., Bankers Trust Company, as Trustee and Citicorp USA, Inc., as Bank Agent, as the same may be amended, restated, supplemented or otherwise modified.

        "Investment Company Act" shall mean the Investment Company Act of 1940, as amended from time to time.

        "Investor Certificate" shall mean any one of the certificates executed and authenticated by the Trustee substantially in the form of the investor certificate attached to the related Supplement evidencing an Undivided Trust Interest, other than the Exchangeable Transferor Certificate.

        "Investor Certificateholder" shall mean the holder of record of an Investor Certificate.

        "Investor Exchange" shall have the meaning specified in Section 6.9(b).

        "Investor Interest" of any Series shall have the meaning specified in the related Supplement.

        "Investor Monthly Servicing Fee" for any Series, shall have the meaning specified in the related Supplement.

        "Investor Percentage" with respect to Collections of Principal Receivables, Collections of Finance Charge Receivables, Series Dilution Amounts or Loss Amounts, for any Series, shall have the meaning specified in the related Supplement.

        "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

        "Loss Amount" for any Due Period means an amount (which shall not be less than zero) equal to (a) the principal balance of any Account, or any portion thereof, that has been written off or, consistent with the Credit and Collection Policy, should have been written off the Originator's books as uncollectible during such Due Period, it being understood that any portion of the principal balance of any account that is more than 180 days past due shall in any event be deemed to have been written off as uncollectible, minus (b) the amount of Recoveries received in such Due Period with respect to Receivables previously charged off as uncollectible or as otherwise defined in the applicable Series Supplement.

        "Mail Payment Allocation" shall have the meaning specified in Section 3.4(b)(ii).

        "Minimum Transferor Percentage" shall mean 5.0%.

        "Monthly Period" shall mean the period from and including the first day of a calendar month to and including the last day of a calendar month.

        "Monthly Servicer's Report" shall have the meaning given to such term in Section 3.4(c).

        "Monthly Servicing Fee" shall have the meaning specified in Section 3.2.

        "Moody's" shall mean Moody's Investors Service, Inc.

        "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof.

        "Officer's Certificate" shall mean a certificate signed by any Vice President or more senior officer of the Originator, Transferor or Servicer, as applicable.

        "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for or an employee of the Person providing the opinion, and who shall be reasonably acceptable to the Trustee, and in the case of an opinion to be delivered to the Originator or Transferor, reasonably acceptable to the Originator or Transferor.

        "Originator" shall mean Granite National Bank, N.A., a nationally chartered bank.

        "Originator Portfolio" shall mean the revolving credit card accounts owned by the Originator.

        "Originator Purchase Agreement" shall mean the Amended and Restated Receivables Transfer Agreement, dated as of August 24, 2001, between SRLP and the Originator, as amended or otherwise modified from time to time.

        "Parent" shall mean Stage Stores, Inc, a Nevada corporation.

        "Paying Agent" shall mean any paying agent appointed pursuant to Section 6.6 and shall initially be the Trustee.

        "Permitted Investments" shall mean, unless otherwise provided in the Supplement with respect to any Series, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence any of the following:

              direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;
              (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by, or federal funds sold by, any depository institution or trust company (including the Trustee or any agent of the Trustee, acting in their respective commercial capacities) incorporated under the laws of the United States of America, any State thereof or the District of Columbia or any foreign depository institution with a branch or agency licensed under the laws of the United States of America or any State, subject to supervision and examination by Federal and/or State banking authorities and having an Approved Rating at the time of such investment or contractual commitment providing for such investment or otherwise approved in writing by each Rating Agency or (B) any other demand or time deposit or certificate of deposit which is fully insured by the Federal Deposit Insurance Corporation;
              repurchase obligations with respect to (A) any security described in clause (i) above or (B) any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(A) above;
              short-term debt securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United states of America or any State, the short-term unsecured obligations of which have an Approved Rating at the time of such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the corpus of the Trust to exceed 10% of amounts held in the Collection Account;
              commercial paper having an Approved Rating at the time of such investment or pledge as security;
              investments in money market funds having the highest rating from Standard & Poor's and Moody's Investors Service (including funds for which the Trustee or any of its affiliates is investment manager or advisor); or
              any other investments approved in writing by each Rating Agency; provided, that such investments shall be made only so long as making such investments will not require the Trust to register as an investment company under the Investment Company Act of 1940, as amended.

      "Permitted Lien" shall mean (i) any issuance of an Undivided Trust Interest pursuant to any Supplement, (ii) any assignment pursuant to Section 8.2 hereof, (iii) any inchoate tax lien, (iv) any lien arising under the Credit Agreement on assets not otherwise pledged hereunder or under either Purchase Agreement and (v) any Lien created by or in connection with this Agreement or either Purchase Agreement.

      "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, governmental entity or other entity of similar nature.

      "Plan of Reorganization" shall mean that certain Third Amended Plan of Reorganization of Stage Stores, Inc., Specialty Retailers, Inc. and Specialty Retailers, Inc. (NV) as Modified, confirmed by order of the Bankruptcy Court on August 8, 2001.

      "Pool Factor", as such term is used in any Supplement, shall mean a number carried out to seven decimals representing the ratio of the applicable Investor Interest as of the last Business Day of the preceding Due Period (determined after taking into account any reduction in the Investor Interest that will occur on the following Distribution Date) to the applicable Initial Investor Interest.

      "Pool Index File" shall mean the file on SRLP's or Originator's computer system that identifies revolving credit card accounts of the Originator, which file is designated by SRLP or Originator as the "Pool Index File."

      "Principal Receivables" shall mean (a) all amounts (other than amounts which represent Finance Charge Receivables or Loss Amounts) billed to the Obligor on any Account, including without limitation amounts billed in respect of purchases of merchandise or services or credit insurance premiums and (b) all other fees (other than Finance Charge Receivables) billed to Obligors on the Accounts. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables that the Transferor is unable to transfer to the Trust as provided in Sections 2.1 and 2.6 shall not be included in calculating the aggregate amount of Principal Receivables.

      "Principal Sharing Series" shall mean a Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections.

      "Principal Shortfalls" shall have the meaning specified in Section 4.3(f).

      "Principal Terms", with respect to any Series issued pursuant to an Exchange, shall have the meaning specified in Section 6.9(c).

      "Private Holder" shall mean each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Trust, including any financial instrument or contract the value of which is determined in whole or part by reference to the Trust (including the Trust's assets, income of the Trust or distributions made by the Trust), excluding any interest in the Trust represented by any Series, Class of Certificates, or any other interests as to which the Transferor has received an Opinion of Counsel to the effect that such Series, Class or other interest will be treated as debt or otherwise not as an equity interest in the Trust for federal income tax purposes (unless such interest is convertible or exchangeable into an interest in the Trust or the Trust's income or such interest provides for payment of equivalent value). Notwithstanding the immediately preceding sentence, "Private Holder" shall also include any other Person that the Transferor determines is a "partner" within the meaning of Section 1.7704-1(h)(1)(ii) of the U.S. Treasury Regulations (including by reason of Section 1.7704-1(h)(3)) or any successor provision of law. Any Person holding more than one interest in the Trust, each of which separately would cause such Person to be a Private Holder, shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or a grantor trust under the Internal Revenue Code shall be treated as a Private Holder unless excepted with the consent of the Transferor (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Trust to become a publicly traded partnership treated as a corporation). Notwithstanding anything to the contrary herein, each Person designated as a "Private Holder" in any Supplement shall be considered to be a Private Holder.

      "Private Label Program" means the Originator's program of originating private label credit card receivables primarily from sales at STAGE, BEALLS or PALAIS ROYAL stores, as specified in the Credit and Collection Policy.

      "Purchase Agreement" shall mean the Originator Purchase Agreement or the SRLP Purchase Agreement.

      "Qualified Depository Institution" shall mean the Trustee or a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or the domestic branch of a foreign depository institution), with deposit insurance provided by BIF or SAIF, the short-term deposits of which have an Approved Rating.

      "Rating Agency" shall mean, with respect to any Series, the rating agency or agencies, if any, specified in the related Supplement.

      "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of its rating on any Investor Certificates.

      "Reassignment" shall have the meaning specified in Section 2.7(b)(ii).

      "Reassignment Date" shall have the meaning specified in Section 2.4(e).

      "Receivables" shall mean Principal Receivables and Finance Charge Receivables; provided, that upon the reassignment by the Trustee to the Transferor of Receivables pursuant to Section 2.4 or upon the removal of Receivables from the Trust pursuant to Section 2.7, such Conveyed Receivables, as of the date of such reassignment or removal, shall no longer be treated as Receivables.

      "Record Date" shall mean, with respect to any Distribution Date, the last calendar day of the preceding calendar month.

      "Recoveries" shall mean all amounts received (net of out-of-pocket costs of collection) with respect to Receivables previously charged off as uncollectible and all Insurance Proceeds.

      "Removal Cut Off Date" shall mean, with respect to Receivables in certain designated Removed Accounts, the date, which shall be not less than 3 nor more than 20 days prior to the applicable Removal Date, specified as such in the computer file required to be delivered by the Transferor pursuant to Section 2.7(b)(ii)(B).

      "Removal Date" shall mean the date on which Receivables in certain designated Removed Accounts will be reassigned by the Trustee to an entity designated by the Transferor.

      "Removal Notice Date" shall have the meaning specified in Section 2.7(a).

      "Removed Accounts" shall have the meaning specified in Section 2.7(a).

      "Renumbered Account" shall mean an Account with respect to which a new credit account number has been issued by the Servicer or the Originator under circumstances resulting from a lost or stolen credit card, from the transfer from one group to another group, from the transfer from one Obligor to another Obligor or from the addition of any Obligor and not requiring standard application and credit evaluation procedures under the Credit and Collection Policy, and which in any such case can be traced or identified by reference to or by way of the computer files delivered to the Trustee pursuant to Section 2.1, 2.6(b)(i) or 2.7(b)(ii)(B) as an Account which has been renumbered.

      "Requisite Certificateholders" shall have, with respect to any individual Series, the meaning specified in the applicable Supplement.

      "Requirements of Law" means any law, treaty, rule or regulation, or determination of an arbitrator of, the United States of America, any state or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether federal, state or local (including any usury law, the Federal Truth-in-Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation or articles of association and by-laws or other charter or other governing documents of such Person.

      "Responsible Officer" shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Managing Director, Director, Vice President, Assistant Vice President, Associate or any other officer of the Trustee customarily performing functions similar to those performed by any person who at the time shall be an above-designated officer and also, with respect to a particular matter, any other officer to whom any corporate trust matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "Revolving Period" shall have, with respect to any Series, the meaning specified in the related Supplement.

      "SAIF" shall mean the Savings Association Insurance Fund administered by the FDIC.

      "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

      "Series" shall mean any series of Investor Certificates.

      "Series Account" shall mean, with respect to any Series, any account or accounts established pursuant to the related Supplement for the benefit of such Series.

      "Series Dilution Amount" shall have the meaning specified in Section 4.3(d).

      "Series Early Amortization Event" shall mean, with respect to any Series, each "Early Amortization Event" or "Series Early Amortization Event" specified in the related Supplement.

      "Series Investor Interest", with respect to any Series, shall have the meaning specified in the related Supplement.

      "Series Percentage" shall mean, for any Series with respect to any Due Period, the percentage equivalent of a fraction, the numerator of which is the Series Investor Interest for such Series as of the last day of the immediately preceding Due Period and the denominator of which is the sum of the Series Investor Interests for all outstanding Series, in each case as of the last day of the immediately preceding Due Period.

      "Series Servicing Fee Percentage" shall mean, with respect to any Series, the amount specified in the related Supplement.

      "Series Termination Date" shall mean, with respect to any Series, the date specified in the related Supplement.

      "Series Unfunded Dilution Amount" shall have the meaning specified in Section 4.3(d).

      "Servicer" shall mean Specialty Retailers (TX) LP, a Texas limited partnership, and its permitted successors and assigns and thereafter any Person appointed Successor Servicer as herein provided.

      "Servicer Default" shall have the meaning specified in Section 10.1.

      "Servicer Termination Notice" shall have the meaning specified in Section 10.1.

      "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

      "Shared Concentration Account" shall mean Citibank, N.A. account No. 30474928 held in the name of Citicorp USA, Inc., as Collateral Agent jointly for the benefit of (i) the Administrative Agent for the benefit of the Lender Parties (as such term is defined in the Credit Agreement), and (ii) for the Trustee for the benefit of the Certificateholders for the purpose of receiving payments due to such parties under the Credit Agreement and the Transaction Documents, respectively.

      "Shared Concentration Account Bank" shall mean Citibank, N.A.

      "Shared Excess Finance Charge Collections" shall have the meaning specified in Section 4.3(g).

      "Shared Principal Collections" shall have the meaning specified in Section 4.3(f).

      "Specified Programs" means the Private Label Program or (ii) subject to the Rating Agency Condition, any other credit card origination program initiated by the Originator..

      "SRLP" means Specialty Retailers (TX) LP, a Texas limited partnership.

      "SRLP Purchase Agreement" shall mean the Purchase and Sale Agreement, dated as of August 24, 2001, between SRLP and the Transferor, as amended or otherwise modified from time to time.

      "Standard & Poor's" shall mean Standard & Poor's, a division of The McGraw Hill Companies.

      "Store" shall mean a retail location of any Affiliate of the Originator.

      "Store Account" shall mean a deposit account established by a Store for the purpose of collecting Store Payments; provided, that either (i) each of the Store, the Originator, the Servicer and the Transferor, as applicable, shall have assigned all of its right, title and interest, if any, in such account to the Collateral Agent or (ii) such account shall be subject to a standing order, revocable only with the consent of the parties to the Intercreditor Agreement, for the daily remittance of funds allocable to Store Payments on deposit in such account to the Shared Concentration Account, the Collections Account or another account acceptable to the parties to the Intercreditor Agreement.

      "Store Payment" shall mean any payment by an Obligor on account of a Receivable made by means of cash or check delivered in person by such Obligor to an employee at any Store.

      "Store Payment Allocation" shall have the meaning specified in Section 3.4(b)(ii).

      "Subject Instrument" shall mean any Certificate with respect to which the Transferor shall not have received an Opinion of Counsel to the effect that such Certificate will be treated as debt for Federal income tax purposes.

      "Successor Servicer" shall have the meaning specified in Section 10.2(a).

      "Supplement" shall mean, with respect to any Series, a supplement to this Agreement complying with the terms of Section 6.9 of this Agreement, executed in conjunction with any issuance of any Series of Certificates, and all amendments and supplements thereto.

      "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for Federal income tax purposes, such action will not adversely affect the federal income tax characterization of Investor Certificates of any outstanding Series as either indebtedness of the Transferor or, if not indebtedness, an interest in a partnership and not in an association (or publicly traded partnership) taxed as a corporation.

      "Total Systems Failure" means, in respect of any Distribution Date, a total failure of the computer system (including but not limited to off-site backup systems) of the Servicer which contain records relating to the Receivables, the effect of which would make it impossible or impracticable for the Servicer to perform the acts required to be performed hereunder on or in anticipation of such Distribution Date.

      "Transaction Documents" shall mean this Agreement, the Purchase Agreements, each Additional Assignment, each Supplement, each Investor Certificate, each agreement to purchase Investor Certificates, and each other agreement designated as a Transaction Document in any Supplement.

      "Transfer Agent and Registrar" shall have the meaning specified in Section 6.3 and shall initially be the Trustee.

      "Transferor" shall mean Stage Receivable Funding LP, a Texas limited partnership.

      "Transferor Allocations" shall mean, with respect to any Due Period, amounts required to be allocated to the Exchangeable Transferor Certificate in respect of Finance Charge Receivables pursuant to Sections 4.3(c), 4.3(e) or 4.3(g).

      "Transferor Certificates" shall mean, Certificates of any Series which the Transferor is required to retain pursuant to the terms of any Supplement.

      "Transferor Exchange" shall have the meaning specified in Section 6.9(b).

      "Transferor Interest" shall mean at any time the aggregate amount of Principal Receivables in the Trust plus the amounts on deposit in the Excess Funding Account minus the Aggregate Investor Interest. It is understood and agreed that the Transferor Interest may be less than zero and expressed as a negative number.

      "Transferor Monthly Servicing Fee" shall mean, with respect to any Due Period, an amount equal to one-twelfth of the product of 2% and the Transferor Interest as of the last day of the preceding Due Period.

      "Transferor Percentage" shall mean, on any date of determination, when used with respect to Principal Receivables and Finance Charge Receivables, a percentage equal to 100% minus the aggregate Investor Percentages for all Series with respect to such categories of Receivables.

      "Trust" shall mean the Stage Stores Master Trust created by this Agreement, the corpus of which shall consist of the Receivables now existing or hereafter created, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies powers and privileges with respect to such Receivables, all rights, remedies, powers and privileges of the Transferor under the Purchase Agreements, such funds as from time to time are deposited in the Collection Account and any Series Account and the rights to any Enhancement with respect to any Series, and all proceeds of the foregoing; provided, that any Series Account or Enhancement shall be held by the Trust for the benefit of the related Series.

      "Trust Early Amortization Event" shall have the meaning specified in Section 9.1.

      "Trust Extension" shall have the meaning specified in Section 12.1(a).

      "Trust Termination Date" shall mean the earlier of (a) the date of the termination of the Trust pursuant to Section 9.2(b), (b) (i) unless a Trust Extension shall have occurred, the day after the Distribution Date following the date on which funds shall have been deposited in the applicable accounts for the payment of Investor Certificateholders of each Series then issued and outstanding sufficient to pay in full the Investor Interest and, if applicable, the Enhancement Invested Amount of each such Series (including any unreimbursed Loss Amounts allocated to such Series to the extent such amounts are required to be reimbursed pursuant to the related Supplement) plus accrued interest determined in accordance with the Supplement through the date specified in the related Supplement with respect to each such Series plus all fees and expenses of the Trustee, the Servicer and any other Person as specified therein; and (ii) if a Trust Extension shall have occurred, the Extended Trust Termination Date, and (c) August 24, 2026.

      "Trustee" shall mean Bankers Trust Corporation, a New York banking corporation, in its capacity as trustee on behalf of the Trust, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed as herein provided.

      "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the States of New York, Texas, Ohio, the District of Columbia, and any other state where the filing of a financing statement is required or advisable to perfect an interest in the Receivables and the proceeds thereof, or in any other specified jurisdiction.

      "Undivided Trust Interest" shall mean the undivided interest in the Trust evidenced by a Certificate.

      "U.S. Person" or "United States Person" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, an estate the income of which is subject to United States Federal income taxation regardless of its source or a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more persons have the authority to control all substantial decisions of the trust.

      "Variable Certificate" means any Investor Certificate that is designated as a variable funding certificate in the related Supplement.

      "Yield Change" shall have the meaning specified in Section 2.5(c).

      Other Definitional Provisions.
        All terms defined in this Agreement or any Supplement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.
        As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1, and accounting terms partially defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained herein shall control.
        The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement, unless otherwise specified. The Monthly Servicer Report, the form of which is attached as Exhibit C to this Agreement, shall be in substantially the form of Exhibit C, with such additional information with respect to any Series as shall be specified in the related Supplement, and such changes as the Servicer may determine to be necessary or desirable; provided, however, that no such change shall serve to exclude information required by the Agreement or any Supplement. The Servicer shall, upon making such determination, deliver to the Trustee an Officer's Certificate to which shall be annexed the form of the related Exhibit, as so changed. Upon the delivery of such Officer's Certificate to the Trustee, the related Exhibit, as so changed, shall for all purposes of this Agreement constitute such Exhibit. The Trustee may conclusively rely upon such Officer's Certificate in determining whether the related Exhibit, as changed, conforms to the requirements of this Agreement.

  CONVEYANCE OF RECEIVABLES;
  ISSUANCE OF CERTIFICATES

      Conveyance of Receivables.
        The Transferor does hereby Convey to the Trust without recourse (except as expressly provided herein), all of its right, title and interest in and to the Receivables now existing and hereafter created and arising from time to time in connection with the Accounts, until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreements, and all proceeds of the foregoing.

        In connection with such Conveyance, the Transferor agrees to record and file, at its own expense, a financing statement or financing statements (including any continuation statements with respect to each such financing statement when applicable) with respect to the Receivables now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the Conveyance of the Receivables to the Trust and the first priority nature of the Trustee's interest in the Receivables, and to deliver a file-stamped copy of such financing statement or continuation statement or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing followed by delivery of a file- stamped copy as soon as practicable) to the Trustee, as soon as practicable after receipt thereof by the Transferor. The foregoing Conveyance shall be made to the Trust for the benefit of the Certificateholders and each reference in this Agreement to such Conveyance shall be construed accordingly.

        In connection with such Conveyance, the Servicer agrees, on behalf of the Transferor, as an expense of the Servicer, paid out of the Transferor's Monthly Servicing Fee, (i) to indicate in the Pool Index File maintained in its computer files that Receivables created in connection with the Accounts have been Conveyed to the Trust pursuant to this Agreement, and (ii) to deliver to the Trustee a computer file in ASCII Flat File format containing a true and complete list of all such Accounts as of the Initial Cut-Off Date, identified by account number, Obligor name and Obligor address and setting forth the Receivable balance as of the Initial Cut-Off Date. Such file or list shall be marked as Schedule I to this Agreement, delivered to the Trustee as confidential and proprietary, and is hereby incorporated into and made a part of this Agreement. The Servicer further agrees not to alter the file designation referenced in clause (i) of this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.
        The parties intend that if, and to the extent that, such Conveyance is not deemed to be a sale, the Transferor shall be deemed hereunder to have granted to the Trust a first priority perfected security interest in all of the Transferor's right, title and interest in, to and under the Receivables now existing and hereafter created and arising from time to time in connection with the Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreements, and all proceeds of the foregoing, and that this Agreement shall constitute a security agreement under applicable law.
        Pursuant to the request of the Transferor, the Trustee shall cause Certificates in authorized denominations evidencing the entire interest in the Trust to be duly authenticated and delivered to or upon the order of the Transferor pursuant to Section 6.2.
      Acceptance by Trustee.
        The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest previously held by the Transferor in and to the Receivables now existing and hereafter created from time to time and arising in connection with the Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all rights, remedies, powers and privileges under the Purchase Agreements, and all proceeds of the foregoing, and declares that it shall maintain such right, title and interest, upon the Trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, on or prior to the Initial Closing Date, it has received from the Servicer (on behalf of the Transferor) the computer file required to be delivered to it pursuant to the third paragraph of Section 2.1.
        The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files delivered to the Trustee pursuant to Sections 2.1, 2.6 and 2.7 ("Account Information") except as is required in connection with the performance of its duties hereunder or in enforcing the rights of the Certificateholders or to a Successor Servicer appointed pursuant to Section 10.2 or as mandated pursuant to any Requirement of Law applicable to the Trustee. The Trustee agrees to take such measures as shall be reasonably requested by the Transferor to protect and maintain the security and confidentiality of such information, and, in connection therewith, shall allow the Transferor to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. In the event that the Trustee is required by law to disclose any Account Information, the Trustee shall provide the Transferor with prompt written notice, unless such notice is prohibited by law, of any such request or requirement so that the Transferor may request a protective order or other appropriate remedy. The Trustee shall use its best efforts to provide the Transferor with written notice no later than five days prior to any disclosure pursuant to this Section 2.2(b).
        The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.
      Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trust as of the date hereof and each Closing Date:
        Organization and Good Standing. The Transferor is a limited partnership duly organized and validly existing under the laws of the State of Texas and has full power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to execute and deliver to the Trustee the Certificates pursuant hereto.
        Due Qualification. The Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Transferor required under applicable law.
        Due Authorization. The execution and delivery by the Transferor of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions provided for in this Agreement and each other Transaction Document to which the Transferor is a party have been duly authorized by the Transferor by all necessary action on its part and this Agreement and each such Transaction Document will remain, from the time of its execution, an official record of the Transferor.
        Enforceability. Each of this Agreement and each other Transaction Document to which the Transferor is a party constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws.
        No Conflict. The execution and delivery of this Agreement and each other Transaction Document to which the Transferor is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Transferor is a party or by which it or any of its properties are bound.
        No Violation. The execution and delivery of this Agreement, the Certificates and each other Transaction Document to which the Transferor is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof will not conflict with or violate in any material respect any Requirements of Law applicable to the Transferor.
        No Proceedings. There are no proceedings pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Certificates or any other Transaction Document to which the Transferor is a party, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Certificates or any other Transaction Document to which the Transferor is a party, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement or any other Transaction Document to which the Transferor is a party, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, the Certificates or any other Transaction Document to which the Transferor is a party or (v) seeking to affect adversely the income tax attributes of the Trust.
        All Consents Required. All appraisals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery of this Agreement, the Certificates and each other Transaction Document to which the Transferor is a party, the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof have been obtained.
        Eligibility of Accounts. As of the Initial Cut Off Date (or in the case of an Additional Account, the applicable Addition Date), each Account was an Eligible Account and no selection procedures adverse to the Investor Certificateholders have been employed by SRLP or the Transferor in selecting the Accounts from the Originator Portfolio.
        Originator's Deposit Accounts. As of the Initial Closing Date, deposits in Originator's deposit accounts, if any, were insured to the limits provided by law by BIF.
        Confirmation Order. The Confirmation Order has not been reversed, vacated or stayed and the Plan of Reorganization has not been amended, supplemented or otherwise modified without the prior written consent of the Program Agent.
        Substantial Consummation. The Plan of Reorganization shall have been or concurrently herewith shall be substantially consummated including, without limitation, payment of all DIP Financing Claims (as defined therein) pursuant to Article III. A. 1. D. thereof.
        Working Capital Facility. The transaction contemplated by the Credit Agreement has been or concurrently herewith shall be consummated and the Credit Agreement is in full force and effect.

      The representations and warranties set forth in this Section 2.3 shall survive the transfer and assignment of the respective Receivables to the Trust and the termination of the rights and obligations of the Servicer pursuant to Section 10.1. The Transferor hereby represents and warrants to the Trust, with respect to any Series, as of its Closing Date, unless otherwise specified in the related Supplement, that the representations and warranties of the Transferor set forth in this Section 2.3 are true and correct as of such date.

      Representations and Warranties of the Transferor Relating to the Receivables; Notice of Breach.
        Valid Conveyance and Assignment; Eligibility of Receivables. The Transferor hereby represents and warrants to the Trust as of the Initial Closing Date, and with respect to any Additional Accounts, as of the related Addition Date:
              This Agreement constitutes either (A) a valid sale to the Trust of all right, title and interest of the Transferor in and to the Receivables now existing and hereafter created and arising from time to time in connection with the Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreements, and all proceeds of the foregoing, and such property will be held by the Trust free and clear of any Lien (other than Permitted Liens) of any Person claiming through or under the Transferor or any of its Affiliates, or (B) a grant of a security interest (as defined in the UCC as in effect in any applicable jurisdiction) in such property to the Trust, which is enforceable with respect to the Receivables now existing and hereafter created and arising from time to time in connection with the Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, all of its rights, remedies, powers and privileges under the Purchase Agreements, and all proceeds of the foregoing, upon such creation. To the extent that this Agreement constitutes the grant of a security interest to the Trust in such property, upon the filing of the financing statements described in Section 2.1 and in the case of the Receivables hereafter created, all monies due or to be become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to such Receivables, and the proceeds of the foregoing, upon such creation, the Trust shall have a first priority perfected security interest in such property (subject to Section 9-315 of the UCC as in effect in any applicable jurisdiction). Neither the Transferor nor any Person claiming through or under the Transferor shall have any claim to or interest in the Collection Account or any Series Account, except for the Transferor's rights to receive interest accruing on, and investment earnings in respect of, the Collection Account, as provided in this Agreement (and, if applicable, any Series Account as provided in any Supplement),to the extent that this Agreement constitutes the grant of a security interest in such property, except for the interest of the Transferor in such property as a debtor for purposes of the UCC as in effect in any applicable jurisdiction.
              Each Receivable is an Eligible Receivable.
              Each Receivable then existing has been Conveyed to the Trust free and clear of any Lien (other than Permitted Liens) of any Person claiming through or under the Transferor, the Originator, or any of their Affiliates and in compliance, in all material respects, with all Requirements of Law applicable to the Transferor.
              With respect to each Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the Conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect.
              On each day on which any new Receivable is created, the Transferor shall be deemed to represent and warrant to the Trust that (A) each Receivable created on such day is an Eligible Receivable, (B) each Receivable created on such day has been Conveyed to the Trust in compliance, in all material respects, with all Requirements of Law applicable to the Transferor, (C) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the Conveyance of such Receivable to the Trust have been duly obtained, effected or given and are in full force and effect and (D) the representations and warranties set forth in Section 2.4(a)(i) are true and correct with respect to each Receivable created on such day as if made on such day.
              As of the Initial Cut Off Date, and, with respect to Additional Accounts, as of the last day of the Due Period in which such Additional Accounts were Conveyed to the Trust, Schedule I to this Agreement and the related computer file referred to in Section 2.6(b)(i), is an accurate and complete listing in all material respects of all the Accounts, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut Off Date or the last day of such applicable Due Period, and as of the Initial Cut Off Date, the aggregate amount of Receivables in all the Accounts was $271,846,364.20 of which $263,169,716.38 were Principal Receivables.
        Survival. The representations and warranties set forth in this Section 2.4 shall survive the Conveyance of any of the respective Receivables to the Trust.
        Notice of Breach. Upon discovery by the Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in Section 2.3 or 2.4, the party discovering such breach shall give prompt written notice to the other parties hereto as soon as practicable and in any event within two Business Days following such discovery.
        Transfer of Ineligible Receivables.
              Automatic Removal. In the event of a breach with respect to a Receivable of any representations and warranties set forth in Section 2.4(a)(iii), or in the event that a Receivable is not an Eligible Receivable as a result of the failure to satisfy the conditions set forth in clause (d) of the definition of Eligible Receivable, and any of the following three conditions is met: (A) as a result of such breach or event such Receivable is charged off as uncollectible or the Trust's rights in, to or under such Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien; (B) the Lien upon the subject Receivable (1) arises in favor of the United States of America or any State or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of ERISA or (2) has been consented to by the Originator, SRLP or the Transferor; or (C) the unsecured short term debt rating of SRLP is not at least P-1 by Moody's and A1 by Standard & Poor's and the Lien upon the subject Receivable ranks prior to the Lien created pursuant to this Agreement; then, upon the earlier to occur of the discovery of such breach or event by the Transferor or the Servicer or receipt by the Transferor of written notice of such breach or event given by the Trustee, each such Receivable shall be automatically removed from the Trust on the terms and conditions set forth in Section 2.4(d)(iii) and shall no longer be treated as a Receivable; provided, that if such Lien does not have a material adverse effect on the collectibility of the Receivables or on the interests of the Certificateholders of any Series, the Transferor shall have 10 days within which to remove any such Lien.
              Removal After Cure Period. In the event of a breach of any of the representations and warranties set forth in Section 2.4(a)(ii)-(vi), other than a breach or event as set forth in clause (d)(i) above, and as a result of such breach the Receivable becomes charged off or the Trust's rights in, to or under the Receivable or its proceeds are impaired or the proceeds of such Receivable are not available for any reason to the Trust free and clear of any Lien, then, upon the expiration of 60 days from the earlier to occur of the discovery of any such event by either the Transferor or the Servicer, or receipt by the Transferor of written notice of any such event given by the Trustee, each such Receivable shall be removed from the Trust on the terms and conditions set forth in Section 2.4(d)(iii) and shall no longer be treated as a Receivable; provided, however, that no such removal shall be required to be made if, on any day within such applicable 60 day period, such representations and warranties with respect to such Receivable shall then be true and correct in all material respects as if such Receivable had been created on such day.
              Procedures for Removal. When the provisions of Section 2.4(d)(i) or (ii) above require removal of a Receivable, the Transferor shall accept reassignment of each such Receivable (an "Ineligible Receivable") by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Principal Receivables in the Trust and to decrease the Transferor Interest by such amount (but not below zero). On and after the date of such removal, each Ineligible Receivable shall be deducted from the aggregate amount of Principal Receivables used in the calculation of any Investor Percentage, the Transferor Percentage or the Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Interest would cause the Transferor Interest to be reduced below the Aggregate Minimum Transferor Interest, the Transferor shall immediately, but in no event later than five (5) Business Days after such event, or, if earlier, the next succeeding Distribution Date, make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Interest would be reduced below the Aggregate Minimum Transferor Interest. Upon the reassignment to the Transferor of an Ineligible Receivable, the Trust shall automatically and without further action be deemed to Convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable (and if all the Receivables of an Account are Ineligible Receivables, all Receivables then existing and thereafter created in the related Account), all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to such Ineligible Receivable, and all proceeds of the foregoing and any such reassigned Ineligible Receivable shall no longer be treated as a Receivable. The Trustee shall execute such documents and instruments of transfer or assignment, including a written assignment in substantially the form of Exhibit E-2, and take other actions as shall reasonably be requested by the Transferor to evidence the Conveyance of such Ineligible Receivable pursuant to this Section 2.4(d)(iii). The obligation of the Transferor set forth in this Section 2.4(d)(iii), or the automatic removal of such Receivable from the Trust, as the case may be, shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced Sections with respect to such Receivable available to Certificateholders or the Trustee on behalf of Certificateholders, except as otherwise specified in any Supplement.
        Reassignment of Trust Portfolio. In the event of a breach of the representations and warranties set forth in Section 2.3(d) or 2.4(a)(i) of this Agreement or Section 2.1(d) or 2.2(a)(i) of the SRLP Purchase Agreement, the Trustee or the Requisite Certificateholders (determined without giving effect to Investor Certificates held by the Transferor of any of its Affiliates) for all Series, by notice then given in writing to the Transferor (and to the Trustee and the Servicer, if given by the Investor Certificateholders) may direct the Transferor to accept reassignment of such Principal Receivables within 60 days of such notice and the Transferor shall be obligated to accept reassignment of such Principal Receivables on a Distribution Date specified by such Person (such Distribution Date, the "Reassignment Date") occurring within such applicable 60 day period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable 60 day period, the representations and warranties contained in Section 2.3(d) and 2.4(a)(i) of this Agreement and Section 2.1(d) and 2.2(a)(i) of the SRLP Purchase Agreement shall then be true and correct in all material respects. The Transferor shall deposit on the Reassignment Date an amount equal to the reassignment deposit amount for such Receivables in the applicable Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders pursuant to Article XII. The reassignment deposit amount for each Series with respect to which a notice directing reassignment has been given, unless otherwise stated in the related Supplement, shall be equal to, in the case of any Series, (i) the Investor Interest of such Series and, if applicable, the Enhancement Invested Amount at the end of the day on the last day of the Due Period preceding the Reassignment Date, less the amount, if any, previously allocated for payment of principal to such Certificateholders on the related Distribution Date in the Due Period in which the Reassignment Date occurs, plus (ii) an amount equal to all interest accrued but unpaid on the Investor Certificates and, if applicable, the Enhancement Invested Amount determined in accordance with the applicable Supplement through such last day, less the amount, if any, previously allocated for payment of interest to the Certificateholders of such Series on the related Distribution Date in the Due Period in which the Reassignment Date occurs. Payment of the reassignment deposit amount with respect to each Series and all other amounts in the applicable Series Account in respect of the preceding Due Period shall be considered a prepayment in full of the interest in the Receivables represented by such Series. On the Distribution Date on which such amount has been deposited in full into the applicable Series Account, Receivables with an aggregate principal balance equal to the aggregate Investor Interests of all Series with respect to which a notice directing reassignment has been given and all monies due or to become due with respect thereto, all Collections, all Recoveries, and all proceeds of such Receivables be released to the Transferor after payment of all amounts otherwise due hereunder on or prior to such dates and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by and as are reasonably requested by the Transferor to vest in the Transferor, all right, title and interest of the Trust in and to the Receivables then existing and thereafter created in the related Accounts, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to such Receivables, and all proceeds of the foregoing. If the Trustee or the Investor Certificateholders give notice directing the Transferor to accept reassignment as provided above, the obligation of the Transferor to accept reassignment of the Receivables and pay the reassignment deposit amount pursuant to this Section 2.4(e) shall constitute the sole remedy respecting a breach of the representations and warranties contained in Sections 2.3(d) and 2.4(a)(i) available to the Investor Certificateholders or the Trustee on behalf of the Investor Certificateholders.
      Covenants of the Transferor. The Transferor hereby covenants that:
        Receivables to be Accounts or Payment Intangibles. The Transferor will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC as in effect in any applicable jurisdiction). Each Receivable shall be payable pursuant to a contract which does not create a Lien on any goods purchased thereunder. The Transferor will take no action to cause any Receivable to be anything other than an "account," or a "payment intangible" or the "proceeds" of either for purposes of the UCC as in effect in any applicable jurisdiction.
        Security Interests. Except for the Conveyances contemplated hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any Receivable, whether now existing or hereafter created, or any interest therein; the Transferor will promptly notify the Trustee in writing of the existence of any Lien (other than Permitted Liens) on any Receivable; and the Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor, the Servicer or the Originator; provided, however, that nothing in this Section 2.5(b) shall prevent or be deemed to prohibit the Transferor from suffering to exist upon any of the Receivables any Liens for federal, state, municipal and other local taxes if such taxes shall not at the time be due and payable or if the Transferor, the Servicer or the Originator, as applicable, shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.
        Charge Account Agreements and Credit and Collection Policy. The Transferor shall enforce, or cause SRLP to enforce under the SRLP Purchase Agreement, the covenant in the Originator Purchase Agreement requiring the Originator or SRLP, as applicable, to comply with and perform its obligations under the Charge Account Agreements relating to the Accounts and the Credit and Collection Policy. The Transferor may permit or cause SRLP to permit the Originator or SRLP, as applicable, to change the terms and provisions of the Charge Account Agreements or the Credit and Collection Policy in any respect (including, without limitation, the reduction of the required minimum monthly payment, the calculation of the amount, or the timing of charge-offs and the periodic finance charges and other fees to be assessed thereon), unless such change would have a material adverse effect on the collectibility of the Receivables; provided, however, that the Transferor may not permit the Originator or SRLP, as applicable, to change the required minimum monthly payment or periodic finance charge or the calculation of the amount or the timing of charge-offs (collectively, a "Yield Change") unless, after five Business Days' prior written notice to the Rating Agency of a Yield Change, the Rating Agency shall have provided written notice to the Transferor that the Rating Agency Condition shall be satisfied or unless such Yield Change is mandated by applicable law. The Transferor shall not rescind or cancel, or permit the rescission or cancellation of, any Receivable except in accordance with the Credit and Collection Policy or as ordered by a court of competent jurisdiction or other Governmental Authority.
        Reporting. The Transferor shall:
          as soon as practicable and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Transferor, furnish to the Trustee a balance sheet of the Transferor as of the end of such quarter, and the related revenue and expense statements for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all of the foregoing accompanied by an Officer's Certificate and prepared in accordance with generally accepted accounting principles;
          as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Transferor, furnish to the Trustee and each Rating Agency audited financial statements of the Transferor as of the end of such fiscal year, all of the foregoing accompanied by an Officer's Certificate and prepared in accordance with generally accepted accounting principles;
          promptly, from time to time, furnish to the Trustee such other information, documents, records or reports respecting the Receivables or the condition or operations, financial or otherwise, of the Transferor as the Trustee may from time to time reasonably request.
        Delivery of Collections. The Transferor agrees to pay to the Servicer all payments received directly by the Transferor in respect of the Receivables as soon as practicable after receipt thereof by the Transferor, but in no event later than two Business Days after receipt thereof.
        Conveyance of Accounts. The Transferor covenants and agrees that it will not Convey the Accounts to any person prior to the termination of this Agreement pursuant to Article XII.
        Notice of Adverse Claims. The Transferor shall notify the Trustee in writing after becoming aware of any Lien (other than Permitted Liens) on any Receivable.
        Information Provided to Rating Agencies. The Transferor will use its best efforts to cause all information provided to any Rating Agency pursuant to this Agreement or in connection with any action required or permitted to be taken under this Agreement to be complete and accurate in all material respects.
        Notice of Certain Events. The Transferor shall notify the Trustee and each Rating Agency in writing of any Early Amortization Event or Servicer Default of which it has knowledge, promptly upon obtaining such knowledge.
        Offices, Records and Books of Account. The Transferor will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Receivables at the address of the Transferor set forth under its name on the signature page to the Agreement and will maintain its current jurisdiction of formation, or, upon 30 days' prior written notice to the Trustee, at any other locations in jurisdictions or in any other jurisdiction where all actions reasonably requested by the Trustee to protect and perfect the interest in the Receivables have been taken and completed. The Transferor also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related Charge Account Agreements in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).
        Amendments to Purchase Agreements. The Transferor shall not make or permit any amendment to either Purchase Agreement that would adversely affect in any material respect the interests of the Investor Certificateholders. Promptly after the execution of any amendment to the Purchase Agreements, the Transferor shall furnish a copy thereof to the Trustee.
        Separate Existence. The Transferor hereby acknowledges that the Trustee and the Investor Certificateholders are, and will be, entering into the transactions contemplated by the Transaction Documents in reliance upon Transferor's identity as a legal entity separate from the Originator, Servicer and any other Person. Therefore, Transferor shall take all reasonable steps to maintain its existence as a limited partnership separate and apart from the Originator, the Servicer, and any other Affiliate of the Originator or the Servicer. Without limiting the generality of the foregoing, Transferor shall:
              (a) observe the procedures required by its limited partnership agreement, any other organizational document and the limited partnership laws of the State of Texas, including, without limitation, holding separate partnership meetings from those of any other Person and otherwise ensuring at all times that it is maintained as a separate entity from any other Person and (b) not amend or modify any provision of its organizational documents unless the Rating Agency Condition shall have been satisfied with respect to such amendment or modification;
              (a) ensure that the requisite partners duly authorize all of its organizational actions, and (b) keep correct and complete books and records of account separate from those of any other Person, and correct and complete minutes of the meetings and other proceedings of its partnership, and (c) where necessary, obtain proper authorization from the requisite partners, as appropriate, for its actions;
              provide for its operating expenses and liabilities from its own funds and maintain deposit accounts and other bank accounts separate from those of the Originator, SRLP or any of their respective Affiliates;
              act solely in its name and through its duly authorized partners, officers or agents in the conduct of its business and ensure that none of the Originator, SRLP or any of their respective Affiliates controls any organizational decisions made by it;
              to the extent that it obtains any services from the Originator, SRLP or any of their respective Affiliates, ensure that the terms of such arrangements are comparable to those that would be obtained in an arm's-length transaction;
              ensure that its assets are not commingled with those of the Originator, SRLP, or any other Person, other than as provided in the Intercreditor Agreement;
              maintain separate records and books of account from those of the Originator, SRLP or any other Person;
              not conduct any business or engage in any activities other than in accordance with its certificate of limited partnership and its limited partnership agreement;
              (a) not hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of the Originator, SRLP, or any other Person; (b) maintain an arm's-length relationship with the Originator and SRLP and their respective Affiliates with respect to any transactions between itself and such other Person; and (c) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement;
              at all times maintain as its general partner a special purpose limited liability company satisfying the requirements set forth on Exhibit K hereto, including, without limitation, the requirement to select and at all times maintain on its board of directors at least one Person (an "Independent Director") who meets the following qualifications: the Independent Director shall have (a) prior experience as an independent director for a corporation or other entity whose charter documents require the unanimous written consent of all independent directors thereof before such entity could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy, and (b) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.
        Enforcement of Purchase Agreements. The Transferor covenants and agrees that it will perform or cause SRLP to perform all of its obligations under the Purchase Agreements in all material respects and, if requested by the Trustee, enforce (for the benefit of the Trust) the obligations of the Originator or SRLP, as the case may be under the Purchase Agreements.
        Plan of Reorganization and Confirmation Order. The Transferor shall not make or permit to be made any changes, amendments or modifications, or any application or motion for any change, amendment or modification to the Plan of Reorganization or the Confirmation Order. The parties acknowledge that the foregoing shall not preclude the entry of any order of the Bankruptcy Court approving or authorizing an amendment or modification of this Agreement or the other Transaction Documents or the Plan of Reorganization or the Confirmation Order which order shall be acceptable to the Program Agent.
      Addition of Accounts.
        Additional Accounts. All newly arising Eligible Accounts shall be deemed to have been designated for inclusion as and shall be included as Accounts from and after the date upon which they are created or otherwise arise. All Receivables in Additional Accounts on the applicable Addition Date shall be deemed to have been Conveyed to the Trust on such Addition Date and all Receivables thereafter created in any Additional Account, shall be transferred automatically to the Trust upon their creation.
        Conditions to Additions. The Transferor agrees that any such Conveyance of Receivables from Additional Accounts under Section 2.6(a) shall satisfy the following conditions (to the extent provided below):
              on or before the last day of any Due Period in which one or more Addition Dates has occurred, the Servicer shall have indicated in its computer files that the Receivables created in connection with the applicable Additional Accounts have been Conveyed to the Trust and, within five Business Days of the last day of such Due Period, the Servicer (on behalf of the Transferor) shall have delivered to the Trustee a computer file in ASCII Flat File format containing a true and complete list of all Additional Accounts, identified by account number and the aggregate amount of the Receivables in such Additional Accounts, as of the applicable Addition Date, which computer file shall be as of each applicable Addition Date incorporated into and made a part of Schedule I to this Agreement;
              the Transferor shall be deemed to represent and warrant that, as of each Addition Date, no selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Additional Accounts from the Originator Portfolio and that as of the Addition Date, the Transferor is not insolvent;
              the Transferor shall be deemed to represent and warrant that, as of the Addition Date, the Conveyance of the applicable Receivables to the Trust constitutes either (x) a valid sale to the Trust of all right, title and interest of the Transferor in and to the Receivables then existing and thereafter created from time to time in the Additional Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing and such property will be held by the Trust free and clear of any Lien (other than Permitted Liens) of any Person claiming through or under the Transferor or any of its Affiliates, or (y) a grant of a security interest (as defined in the UCC as in effect in any applicable jurisdiction) in such property to the Trust, which is enforceable with respect to then existing Receivables in the Additional Accounts, all monies due or to become due with respect thereto, all Collections, all Recoveries, and all proceeds of the foregoing, upon the Conveyance of such Receivables to the Trust, and which will be enforceable with respect to the Receivables thereafter created from time to time in respect of the applicable Additional Accounts until the termination of the Trust, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and all proceeds of the foregoing upon such creation; and (z) if the Conveyance of such Receivables constitutes the grant of a security interest to the Trust in such property, the Trust shall have a first priority perfected security interest in all then existing or thereafter created from time to time in such Additional Accounts until the termination of the Trust, monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges with respect to the Receivables, and proceeds of the foregoing, upon the creation of such property (subject to Section 9-315 of the UCC as in effect in any applicable jurisdiction), free and clear of any Lien (other than Permitted Liens) of any Person claiming through or under the Transferor or any of its Affiliates;
              the Transferor shall be deemed to represent and warrant that (A) each Additional Account is, as of the applicable Addition Date, an Eligible Account, and (B) each Receivable in such Additional Account is, as of such Addition Date, an Eligible Receivable; and
              on the last day of any Due Period in which Receivables have been Conveyed to the Trust, the Transferor shall deliver to the Trustee an Officer's Certificate substantially in the form of Exhibit B confirming the items set forth in clauses (ii), (iii) and (iv) above.
        No account shall be added to the Trust hereunder if such addition would be prohibited by or inconsistent with the terms of any Supplement.
      Removal of Accounts.
        Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, designate Accounts the Receivables of which will be removed from the Trust ("Removed Accounts"); provided, however, that the Transferor shall not make more than one such designation in any Due Period. On or before the fifth Business Day (the "Removal Notice Date") prior to the date on which the Receivables in the designated Removed Accounts will be reassigned by the Trust to the Transferor (the "Removal Date"), the Transferor shall give the Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be removed from the Trust and reassigned to it.
        The Transferor shall be permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions:
              the removal of any Receivables of any Removed Accounts on any Removal Date shall not, in the reasonable belief of the Transferor, (A) cause an Early Amortization Event to occur; or (B) result in the failure to make any payment specified in the related Supplement with respect to any Series;
              on or prior to the Removal Date, the Transferor shall have delivered to the Trustee (A) for execution, a written assignment in substantially the form of Exhibit E-1 (the "Reassignment"), and (B) a computer file in ASCII Flat File format containing a true and complete list of all Removed Accounts identified by account number and the aggregate amount of the Receivables in such Removed Accounts as of the Removal Cut Off Date specified therein, which computer file shall as of the Removal Date modify and amend and be made a part of this Agreement;
              the Transferor shall represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts to be removed from the Trust;
              on or before the tenth Business Day prior to the Removal Date, each Rating Agency shall have received notice of such proposed removal of the Receivables of such Accounts and the Transferor shall have received written evidence that the Rating Agency Condition has been satisfied;
              the Transferor shall have delivered to the Trustee an Officer's Certificate confirming the items set forth in clauses (i) through (iii) above. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; and
              no Early Amortization Event shall have occurred with respect to any Series.

        Upon satisfaction of the above conditions, the Trustee shall execute and deliver the Reassignment to the Transferor, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust.

        No Account shall be removed from the Trust hereunder if such removal would be prohibited by or inconsistent with the terms of any Supplement.
      Trustee May Perform. If the Transferor fails to perform any of its agreements or obligations under this Agreement, the Trustee may (but shall not be obligated to) itself perform, or cause performance of, such agreement or obligation, and the expenses incurred in connection therewith shall be payable by the Transferor as provided in Section 11.5.
      No Assumption of Liability. Nothing in this Agreement shall constitute or is intended to result in the creation or assumption by the Trust, the Trustee, or any Certificateholder or Certificate Owner of any obligation of the Originator, the Transferor or the Servicer or any other Person to any Obligor in connection with the Receivables, the Accounts, the Charge Account Agreements or other agreement or instrument relating thereto.

  ADMINISTRATION AND SERVICING
  OF RECEIVABLES

      Acceptance of Appointment and Other Matters Relating to the Servicer.
        SRLP agrees to act as the Servicer under this Agreement. The Investor Certificateholders of each Series, by their acceptance of the related Certificates, consent to SRLP acting as Servicer hereunder.
        The Servicer shall enforce all rights and interests in, to and under the Receivables and the other trust assets on behalf of the Trust. The Servicer shall service and administer the Receivables and shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit and Collection Policy and applicable laws, rules and regulations and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to Section 10.1, the Servicer is hereby authorized and empowered (i) to make deposits to, and to instruct the Trustee in writing to make deposits to and withdrawals from, the Collection Account and the Excess Funding Account as set forth in this Agreement, (ii) to instruct the Trustee in writing to make withdrawals and payments from, any Series Account, in accordance with the related Supplement, (iii) to instruct the Trustee in writing, as set forth in this Agreement, (iv) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Receivables and (v) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements. The Trustee agrees that it shall promptly follow the written instructions of the Servicer to withdraw funds from the Collection Account or any Series Account and to take any action required under this Agreement or any Supplement. The Trustee shall execute at the Servicer's written request such documents prepared by the Transferor and acceptable to the Trustee as may be necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Trustee shall, upon the written request of the Servicer, furnish the Servicer with any documents then in the Trustee's possession which are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.
        The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.
        The Servicer shall maintain fidelity bond coverage insuring against losses through the wrongdoing of its officers who are involved in the servicing of credit card receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.
      Servicing Compensation. As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in the immediately following paragraph, the Servicer shall be entitled to receive a monthly servicing fee in respect of any Due Period prior to the termination of the Trust pursuant to Section 12.1 (with respect to each Due Period, the "Monthly Servicing Fee") which shall equal the sum of (i) the Transferor Monthly Servicing Fee (payable only out of Collections allocable to the Transferor Interest) and (ii) the aggregate amount of all Investor Monthly Servicing Fees as specified in each Supplement (payable only to the extent set forth in the related Supplement).

      The Servicer's expenses include the amounts due to the Trustee pursuant to Section 11.5 and the reasonable fees and disbursements of independent public accountants and all other expenses incurred by the Servicer in connection with its activities hereunder; provided, that the Servicer shall not be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners, arising under any tax law, including without limitation any federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith). The Servicer shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Monthly Servicing Fee.

      Representations, Warranties and Covenants of the Servicer. Specialty Retailers (TX) LP, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, the following representations, warranties and covenants (the representations and warranties below to be modified, if appropriate, with respect to any Successor Servicer to reflect a different jurisdiction of organization or type of institution) on which the Trustee has relied in accepting the Receivables in trust:
        Organization and Good Standing. The Servicer is a limited partnership duly organized and validly existing under the laws of Texas and has full power, authority and legal right to own its properties and conduct its credit card servicing business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party.
        Due Qualification. The Servicer is not required to qualify nor register as a foreign corporation, partnership or limited liability company in any state in order to service the Receivables as required by this Agreement and has obtained all licenses and approvals necessary in order to so service the Receivables as required under applicable law. If the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so.
        Due Authorization. The execution, delivery and performance of this Agreement and each other Transaction Document to which the Servicer is a party have been duly authorized by the Servicer by all necessary action on the part of the Servicer and this Agreement and each other Transaction Document to which the Servicer is a party will remain, from the time of its execution, an official record of the Servicer.
        Binding Obligation. This Agreement and each other Transaction Document to which the Servicer is a party constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by Debtor Relief Laws.
        No Violation. The execution and delivery by the Servicer of this Agreement and each other Transaction Document to which it is a party, and the performance of the transactions contemplated hereunder and thereunder and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the material terms and provisions of, constitute (with or without notice or lapse of time or both) a default under, or require any authorization, consent, order or approval of or registration or declaration with any Governmental Authority (other than as have been obtained) under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.
        No Proceedings. There are no proceedings pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Supplement, any Enhancement or any other Transaction Document to which it is a party, or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement, any Supplement, any Enhancement or any other Transaction Document to which it is a party, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement, any Enhancement or any other Transaction Document to which it is a party.
        Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Investor Certificateholders.
        No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except (i) as ordered by a court of competent jurisdiction or other Governmental Authority or (ii) as permitted by the Credit and Collection Policy.
        Protection of Certificateholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Investor Certificateholders in, or to receive, Collections, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Charge Account Agreements and the Credit and Collection Policy.
        Receivables Not to be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of a Receivable, the Servicer will take no action to cause any Receivable to be evidenced by any "instrument" (as defined in the UCC).
        Total Systems Failure. The Servicer shall promptly notify the Trustee and each Certificateholder in writing of any Total Systems Failure and shall advise the Trustee of the estimated time required in order to remedy such Total Systems Failure and of the estimated date on which a monthly Servicer's report can be delivered. Until a Total Systems Failure is remedied, the Servicer will (i) furnish to the Trustee and each Certificateholder such periodic status reports in writing and other information relating to such Total Systems Failure as the Trustee and each Certificateholder may reasonably request and (ii) promptly notify the Trustee and each Certificateholder in writing if the Servicer believes that such Total Systems Failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, and the action proposed to be taken in response thereto, and a revised estimate of the date on which a monthly Servicer's report can be delivered. The Servicer shall promptly notify the Trustee and each Certificateholder in writing when a Total Systems Failure has been remedied.
        Change in Payment Instructions to Obligors.

      (i) The Servicer shall instruct the Obligors to pay Receivables only (A) by mail at a post-office box described in Section 4.3 or (B) at a Store and will not change such instructions unless the Trustee shall have received written notice of, and the Rating Agency shall have given consent to, such change.

      (ii) The Servicer will not add or terminate any Depository Bank, unless (A) the Trustee shall have received written notice of, and, except with regard to Store Accounts, the Rating Agency shall have given consent to, such addition, termination or change, (B) copies of Depository Bank Agreements with each new Depository Bank, duly executed by the new Depository Bank, the Originator or SRLP, as applicable, and the Collateral Agent or the Trustee, assigned to the Transferor and duly acknowledged by such Depository Bank, or such other notice or acknowledgments as the Trustee may reasonably request and (C) any and all funds and amounts in any Depository Account to be closed have been transferred to a new or existing Depository Account with regard to which the actions enumerated in clauses (A) and (B) above have been taken. The names and addresses of all the Depository Banks, together with the account numbers of the Depository Accounts of the Servicer at such Depository Banks, are specified in Schedule II hereto (or at such other Depository Banks and/or with such other Initial Depository Accounts as have been notified to the Trustee in accordance with this Section). The Servicer shall deliver a new Schedule II upon the occurrence of any change in the Depository Banks.

      Reports and Records for the Trustee.
        Daily Reports. On each Business Day the Servicer shall prepare and deliver to the Trustee a report (the "Daily Report") setting forth (i) the Collections in respect of the Receivables processed by the Servicer on or prior to the preceding Business Day and (ii) the amount of Receivables as of the close of business on the preceding Business Day.
        Store Payment Allocation; Mail Payment Allocation.
              On each Business Day the Servicer shall prepare and deliver to the Trustee and such other parties as may be specified in the Intercreditor Agreement, a report (the "Store Payment Allocation"), in substantially the form of Exhibit D-1, setting forth, among other things, the amount of the Store Payments deposited to the Shared Concentration Account on such Business Day.
              On each Business Day the Servicer shall prepare and deliver to the Trustee the Trustee and such other parties as may be specified in the Intercreditor Agreement, a report (the "Mail Payment Allocation"), in substantially the form of Exhibit D-2, setting forth, among other things, the amount of the Collections in respect of Receivables (other than Store Payments) deposited to the Collection Account from the Initial Depository Account on such Business Day.
        Monthly Servicer's Certificate. Unless otherwise stated in the related Supplement with respect to any Series, on each Determination Date, the Servicer shall forward to the Trustee, each Certificateholder, the Paying Agent and the Rating Agencies a certificate of a Servicing Officer in the form of Exhibit C (which includes the Schedule thereto specified as such in any Supplement) setting forth (i) the aggregate amount of Collections processed during the preceding Due Period, (ii) the aggregate amount of Collections of Principal Receivables processed by the Servicer pursuant to Article IV during the preceding Due Period, (iii) the aggregate amount of Collections of Finance Charge Receivables processed by the Servicer pursuant to Article IV during the preceding Due Period, (iv) the aggregate amount of Principal Receivables and Finance Charge Receivables processed as of the end of the last day of the preceding Due Period, (v) the amounts on deposit in the Excess Funding Account and other accounts established pursuant to the related Supplements; (vi) amounts drawn on any Enhancement; (vii) the sum of all amounts payable to the Investor Certificateholders of each Series on the succeeding Distribution Date in respect of Certificate Principal and Certificate Interest and (ix) such other matters as are set forth in Exhibit C (such report being the "Monthly Servicer's Report").
        Computer Files. On each Determination Date, the Servicer shall deliver to the Trustee at the Corporate Trust Office an updated computer file in ASCII Flat File format, containing the information described in Section 2.1(b)(ii) and a data dictionary.
      Annual Servicer's Certificate. On or prior to the date of the delivery of each accountant's report pursuant to Section 3.6(a), the Servicer will deliver to the Trustee and each Certificateholder an Officer's Certificate substantially in the form of Exhibit F stating that (a) a review of the activities of the Servicer during the prior calendar year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fully performed all its obligations under this Agreement throughout such period, or, if there has been a default in the performance of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office, or as set forth in any Supplement.
      Agreed-Upon Procedures. On or before June 30th of each calendar year, beginning with June, 2002, the Servicer shall, at its own expense, cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer, the Transferor or the Originator) to furnish a report to the Servicer, the Trustee and each Certificateholder, to the effect that such firm has made a study and evaluation, in accordance with the agreed-upon procedures specified in Exhibit G, of the Servicer's internal accounting controls relative to the servicing of Accounts under this Agreement and any Supplement for the prior calendar year, and that, on the basis of such study and evaluation, such firm has completed the agreed-upon procedures and provided a report of the results of such procedures to the Servicer. In the event such firm requires the Trustee to agree to the procedures performed by such firm, the Servicer shall direct the Trustee in writing to so agree; it being understood and agreed that the Trustee will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Trustee makes no independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity, or correctness of such procedures. The Servicer shall investigate and correct any material exceptions, errors or irregularities at its own expense. A copy of such report may be obtained by any Investor Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office or as set forth in any Supplement.
      Tax Treatment. The Transferor has structured this Agreement and the Investor Certificates with the intention that the Investor Certificates will qualify under applicable federal, state and local tax law as indebtedness. The Transferor, the Servicer, the Holder of the Exchangeable Transferor Certificate, each Investor Certificateholder, each Certificate Owner agree to treat and to take no action inconsistent with the treatment of the Investor Certificates (or beneficial interest therein) as indebtedness for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income. Each Investor Certificateholder and the Holder of the Exchangeable Transferor Certificate, by acceptance of its Certificate, each Certificate Owner, by acquisition of a beneficial interest in a Certificate, agree to be bound by the provisions of this Section 3.7. Each Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.7.
      Notices to the Transferor. In the event that Specialty Retailers (TX) LP is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 10.2 shall deliver or make available to the Transferor each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 3.4, 3.5 and 3.6.

  RIGHTS OF CERTIFICATEHOLDERS AND ALLOCATION AND APPLICATION OF COLLECTIONS

      Rights of Certificateholders. Each Series shall represent an undivided interest in the Trust, including the benefits of any Enhancement issued with respect to the related Series and the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be deposited in the Collection Account or the Excess Funding Account or to be paid to the Investor Certificateholders of such Series; provided, however, that the aggregate interest represented by such Series at any time in the Principal Receivables shall not exceed an amount equal to the Investor Interest at such time. The Exchangeable Transferor Certificate shall represent the remaining undivided interest in the Trust, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article IV to be paid to the Holder of the Exchangeable Transferor Certificate; provided, however, that the aggregate interest represented by such Exchangeable Transferor Certificate at any time in the Principal Receivables shall not exceed the Transferor Interest at such time and such Exchangeable Transferor Certificate shall not represent any interest in the Collection Account or the Excess Funding Account, except as provided in this Agreement, or the benefits of any Enhancement issued with respect to any Series, except as set forth in the related Supplement.
      Establishment of Accounts.
        The Collection Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain, with an office or branch of a Qualified Depository Institution, in the name of the Trustee and on behalf of the Trust, a segregated account (the "Collection Account") bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Certificateholders. The Trustee, for the ratable benefit of the Investor Certificateholders in accordance with their Investor Interests and the Holder of the Exchangeable Transferor Certificate (to the extent of the Transferor Interest), shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof. The Collection Account shall be under the sole dominion and control of the Trustee for the ratable benefit of the Investor Certificateholders and the Holder of the Exchangeable Transferor Certificate, as set forth above. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Trustee, the Trust, the Transferor, the Originator, or any Certificateholder. Upon the occurrence of an Early Amortization Event with respect to any Series, Collections shall be withdrawn from the Initial Depository Account and deposited in the Collection Account as specified in Section 4.3(a). Pursuant to authority granted to it hereunder, the Servicer shall have the power to instruct the Trustee or such Qualified Depository Institution in writing to withdraw funds from the Collection Account for the purpose of carrying out the Servicer's duties hereunder.
        Administration of the Collection Account. Funds on deposit in the Collection Account shall at all times be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the next following Distribution Date. Subject to the conditions set forth herein, the Servicer shall have the authority to instruct the Trustee in writing with respect to the investment of such funds. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be treated as Collections of Finance Charge Receivables.
      Collections and Allocations.
        Collections. The Transferor and the Servicer hereby agree: (i) (A) for a period not to exceed 90 days, to cause all Collections which may be sent by Obligors by mail to be remitted to Post-Office Box number 4955, Houston, TX 77210-4955 which shall be collected daily by Servicer, and shall thereupon be deposited by the Servicer directly into the Initial Depository Account on the same Business Day of receipt thereof from such post-office box and, after such 90 day period, to cause all Collections which may be sent by Obligors by mail to be remitted to a post-office box which shall be collected daily by a third-party processor (pursuant to the terms of an agreement in form and substance satisfactory to the Trustee and each Certificateholder), and shall thereupon be deposited by such third-party processor directly into the Initial Depository Account on the same Business Day of receipt thereof from such post-office box; and (B) to cause all such payments to be deposited into the Collection Account within one Business Day of deposit of such payment into the Initial Depository Account; and (ii) (A) to cause all Store Payments to be deposited in the related Store Account within one Business Day of receipt thereof; and (B) to cause all such Store Payments to be deposited into the Shared Concentration Account within three Business Days of deposit of such payments into a Store Account, which Store Payments shall then be deposited into the Collection Account from the Shared Concentration Account in accordance with the terms of the Intercreditor Agreement.

        The Servicer hereby agrees not to deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Collections of Receivables. The Transferor and Servicer agree to clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.6) in its computer or other records to reflect that an interest in the Receivables arising in such Account has been sold pursuant to this Agreement and shall, prior to the sale or transfer to a third party of any Receivable held in its custody, examine its computer and other records to determine that an interest in such Receivable has not been sold.

        Series Allocations. The Servicer shall daily instruct the Trustee in writing to allocate Collections of Principal Receivables, Collections of Finance Charge Receivables, Series Dilution Amounts and Loss Amounts to each Series and to the Holder of the Exchangeable Transferor Certificate, based on the Investor Percentage for each such Series and the Transferor Percentage for the Exchangeable Transferor Certificate, in accordance with this Article IV and shall withdraw the required amounts from the Collection Account or the Initial Depository Account or the Excess Funding Account to pay such amounts in accordance with this Article IV and any Supplement. The Servicer shall make such deposits or payments on the date indicated therein by wire transfer or as otherwise provided in the related Supplement with respect to any Series.
        Allocations for the Exchangeable Transferor Certificate. Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall instruct the Trustee in writing to allocate to the Holder of the Exchangeable Transferor Certificate an amount equal to the sum of (i) the product of (A) the Transferor Percentage and (B) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Due Period, and (ii) any additional amounts out of the Aggregate Investor Interest allocated to the "Transferor Interest" pursuant to any Supplement; provided, however, that the Servicer, at the option of the Transferor, may allocate all or a portion of such amounts to maintain any cash collateralization requirement in connection with the Investor Interest under any Variable Certificate from time to time. Unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Exchangeable Transferor Certificate pursuant to any Supplement into the Collection Account and shall pay such amounts as collected to the Holder of the Exchangeable Transferor Certificate; provided, however, the Servicer shall be entitled to deduct from such amounts and retain an amount equal to the unpaid portion of any Transferor Monthly Servicing Fee then due and payable.
        Adjustments for Miscellaneous Credits and Fraudulent Charges. With respect to each Due Period, the aggregate amount of Principal Receivables (i) which were created in respect of merchandise refused or returned by the Obligor thereunder or as to which the Obligor thereunder has asserted a counterclaim or defense, (ii) which were reduced by the Servicer by any rebate, refund, charge-back or adjustment (including Servicer errors) or (iii) which were created as a result of a fraudulent or counterfeit charge (with respect to such Due Period, the "Dilution Amount") will be allocated initially to the Transferor Interest, and the aggregate amount of Principal Receivables used to calculate the Transferor Interest will be reduced by an amount equal to the Dilution Amount so allocated. If any such reduction causes the Transferor Interest to be less than the Aggregate Minimum Transferor Interest, the Transferor shall be required to take the actions specified below:
              Convey Receivables arising in Additional Accounts to the Trust, instruct the Servicer to deposit (or cause to be deposited) all or a portion of the Transferor Allocations in the Excess Funding Account, and
              to the extent the Transferor is not able to eliminate the deficiency through the actions specified in clauses (i) and (ii), make a deposit in the Excess Funding Account in immediately available funds, such that upon such deposit and/or Conveyance the Transferor Interest shall be at least equal to the Aggregate Minimum Transferor Interest.

        If the Transferor shall fail to take such actions, any remaining Dilution Amount (with respect to each Due Period, the "Series Dilution Amount") will be allocated to each Series based upon the Series Percentage for such Series. If available funds for any Series, including funds allocated to any Series on any Distribution Date as described in Section (b) above, are insufficient to cover the Series Dilution Amount for such Series on such Distribution Date pursuant to the terms of the related Supplement, such Supplement may provide that the remaining Series Dilution Amount for such Series shall be reallocated to, and reduce, the Transferor Interest (as calculated as of the last day of the related Due Period).

        If so provided for any Series in the related Supplement, any Series Dilution Amount remaining for such Series, after giving effect to any deposit and/or Conveyance by the Transferor described in the preceding paragraph (such amount, for any Series its "Series Unfunded Dilution Amount") shall be reallocated to such Series and shall reduce the Investor Interest of that Series to the extent provided in the related Supplement.

        Excess Funding Account. The Servicer, for the benefit of the Investor Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, a segregated trust account with a Qualified Depository Institution bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Investor Certificateholders (the "Excess Funding Account"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Excess Funding Account and in all proceeds thereof. The Excess Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Investor Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Excess Funding Account for any amount owed to it by the Trustee, the Trust or any Certificateholder. If, at any time, the institution holding the Excess Funding Account ceases to be a Qualified Depository Institution, the Trustee upon written notice by Servicer (or the Servicer on its behalf) shall promptly establish a new Excess Funding Account with a Qualified Depository Institution meeting the conditions specified above, transfer any cash or any investments to such new Excess Funding Account and from the date such new Excess Funding Account is established, it shall be the "Excess Funding Account."

        Funds on deposit in the Excess Funding Account shall at the written direction of the Servicer be invested by the Trustee in Permitted Investments selected by the Servicer. All such Permitted Investments shall be held by the Trustee for the benefit of the Investor Certificateholders. The Trustee shall maintain for the benefit of the Investor Certificateholders possession of the negotiable instruments or securities, if any, evidencing such Permitted Investments. Funds on deposit in the Excess Funding Account on any date (after giving effect to any withdrawals from the Excess Funding Account on such date) will be invested in Permitted Investments that will mature so that funds will be available at the close of business on the Distribution Date following such date. On each Determination Date, the Servicer shall instruct the Trustee to withdraw on the related Distribution Date from the Excess Funding Account and deposit in the Collection Account all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Excess Funding Account, for application as Collections of Finance Charge Receivables (allocable to the Certificates Series pro rata based on the Investor Percentage of each Series until paid in full) with respect to the prior Due Period. Interest (including reinvested interest) and other investment income and earnings on funds on deposit in the Excess Funding Account shall not be considered part of the Excess Funding Amount for purposes of this Agreement. On any Determination Date on which no Series is in an Amortization Period, the Servicer shall determine the amount by which the Transferor Interest exceeds the Aggregate Minimum Transferor Interest on such date and shall instruct the Trustee in writing to withdraw such amount from the Excess Funding Account on the related Distribution Date and pay such amount to the Holder of the Exchangeable Transferor Certificate. On any Determination Date on which one or more Series is in an Amortization Period, the Servicer shall determine the aggregate amount of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series), and the Servicer shall instruct the Trustee in writing to withdraw such amount (up to the Excess Funding Amount) from the Excess Funding Account on the succeeding Distribution Date and allocate such amount among each such Series as Shared Principal Collections as specified in each related Supplement.

        Shared Principal Collections. On each Business Day other than a Distribution Date, if permitted by the related Supplement for any Series, Shared Principal Collections from such Series may, at the option of Transferor, be withdrawn and paid as principal to the holder of any Variable Certificate (or held in the Collection Account for later allocation as principal to any Variable Certificate), so long as no Series that is in an Amortization Period will have a Principal Shortfall on the next Distribution Date after giving effect to such allocation and the other allocations to be made on the next Distribution Date (assuming no Early Amortization Event occurs). On each Distribution Date, (i) the Servicer shall allocate Shared Principal Collections not previously applied pursuant to the preceding sentence to each Principal Sharing Series in a Group, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (ii) the Servicer shall withdraw from the Collection Account or the Excess Funding Account and pay to the Holder of the Exchangeable Transferor Certificate an amount equal to the excess, if any, of (x) the aggregate amount for all such Series of Collections of Principal Receivables that the related Supplements or this Agreement specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all such Series that the related Supplements specify are "Principal Shortfalls" for such Distribution Date; provided, however, that such amounts shall be paid to the Holder of the Exchangeable Transferor Certificate only if the Transferor Interest for such Determination Date (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds the Aggregate Minimum Transferor Interest; and provided further that, if on any Distribution Date the Transferor Interest is less than or equal to the Aggregate Minimum Transferor Interest, the Servicer will not distribute to the Holder of the Exchangeable Transferor Certificate any Shared Principal Collections then on deposit in the Collection Account that otherwise would be distributed to such Holder, but shall deposit such funds in the Excess Funding Account.
        Shared Excess Finance Charge Collections. On each Distribution Date, (i) the Servicer shall allocate Shared Excess Finance Charge Collections with respect to the Series in a Group to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series and (ii) the Servicer shall withdraw (or shall instruct the Trustee in writing to withdraw) from the Collection Account and pay to the Holder of the Exchangeable Transferor Certificate an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series in a Group of the amounts that the related Supplements specify are to be treated as "Shared Excess Finance Charge Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series in such Group that the related Supplements specify are "Finance Charge Shortfalls" for such Distribution Date; provided, however, that the sharing of Shared Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Transferor shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Transferor or its counsel, the continued sharing of Shared Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Originator. Following the delivery by the Transferor of such an Officer's Certificate to the Trustee there will not be any further sharing of such Shared Excess Finance Charge Collections among Series in any Group.

  DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

  Distributions shall be made to, and reports shall be provided to, Certificateholders of each Series as set forth in the applicable Supplement.

  THE CERTIFICATES

      Certificates. The Investor Certificates of each Series shall be issued in fully registered form and shall be substantially in the form specified in the related Supplement. The Exchangeable Transferor Certificate shall be substantially in the form of Exhibit A. The Investor Certificates and the Exchangeable Transferor Certificate shall, upon issue pursuant hereto or to Section 6.9 or Section 6.10, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Sections 2.1 and 6.2. Any Investor Certificate shall be issuable in a minimum denomination of $5,000,000 and integral multiples of $1,000 in excess thereof, unless otherwise specified in any Supplement, and shall be issued upon original issuance in an aggregate original principal amount equal to the Initial Investor Interest for the related Series. The Exchangeable Transferor Certificate shall be initially issued as a single certificate to the Transferor. Each Certificate shall be executed by manual or facsimile signature on behalf of the Trustee by a duly authorized signatory. Certificates bearing the manual or facsimile signature of the individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trustee shall not be rendered invalid, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by or on behalf of the Trustee by the manual or facsimile signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.
      Authentication of Certificates. The Trustee shall authenticate and deliver any Series of Investor Certificates, upon the written order of the Transferor, to such Person as shall be designated by the Transferor, against payment to the Transferor of the applicable Initial Investor Interest (net of any discount). Upon the receipt of such payment and the issuance of the Investor Certificates, such Investor Certificates shall be fully paid and non-assessable. The Trustee shall authenticate and deliver the Exchangeable Transferor Certificate to the Transferor simultaneously with the initial Conveyance to the Trust of Receivables. Upon an Exchange as provided in Section 6.9 and the satisfaction of certain other conditions specified therein, the Trustee shall authenticate and deliver the Investor Certificates of additional Series (with the designation provided in the related Supplement), upon the order of the Transferor, to the persons designated in such Supplement. Upon the order of the Transferor, the Certificates of any Series shall be duly authenticated by or on behalf of the Trustee, in authorized denominations equal to (in the aggregate) the Initial Investor Interest of such Series.
      Registration of Transfer and Exchange of Certificates.
        The Trustee shall cause to be kept at the office or agency to be maintained by a transfer agent and registrar (the "Transfer Agent and Registrar"), in accordance with the provisions of Section 11.16, a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, the Transfer Agent and Registrar shall provide for the registration of the Investor Certificates of each Series (unless otherwise provided in the related Supplement) and of transfers and exchanges of the Investor Certificates as herein provided. The Trustee is hereby initially appointed Transfer Agent and Registrar for the purposes of registering the Investor Certificates and transfers and exchanges of the Investor Certificates as herein provided. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar. The Transfer Agent and Registrar shall be entitled to the same rights, protections, immunities and indemnities provided to the Trustee herein. The Trustee shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Transfer Agent and Registrar, the Trustee shall appoint a successor Transfer Agent and Registrar. The Trustee may revoke such appointment, or any subsequent appointment, and remove the Transfer Agent and Registrar if the Trustee determined in its sole discretion that the Transfer Agent and Registrar has failed to perform its obligations under this Agreement in any material respect. The Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' written notice to the Transferor, the Servicer and the Trustee. No resignation, revocation or removal under which Section 6.3(a) shall be effective, and the Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until, the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Transferor and such successor has accepted such appointment.

        Upon surrender for registration of transfer of any Certificate at any office or agency of the Transfer Agent and Registrar, the Transferor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of like aggregate Undivided Trust Interests..

        At the option of an Investor Certificateholder, Investor Certificates may be exchanged for other Investor Certificates of the same Series in authorized denominations of like aggregate Undivided Trust Interests in the Trust, upon surrender of the Investor Certificates to be exchanged at any office or agency of the Transfer Agent and Registrar maintained for such purpose.

        Whenever any Investor Certificates of any Series are so surrendered for exchange, the Transferor shall execute, and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different than the Trustee, in which case the Transfer Agent and Registrar shall) deliver the Investor Certificates of such Series which the Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and the Transfer Agent and Registrar duly executed by the Certificateholder thereof or his attorney-in-fact duly authorized in writing.

        The preceding provisions of this Section 6.3 notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Investor Certificate of any Series for a period of 15 days preceding the due date for any payment with respect to the Investor Certificates of such Series.

        Unless otherwise provided in the related Supplement, no service charge shall be made for any registration of transfer or exchange of Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

        All Investor Certificates surrendered for registration of transfer and exchange shall be canceled by the Transfer Agent and Registrar and disposed of in a manner satisfactory to the Trustee.

        The Transferor shall execute and deliver to the Trustee or the Transfer Agent and Registrar, as applicable, Investor Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement and the Certificates.

        Except as provided in Section 6.9 or in any Supplement, in no event shall the Exchangeable Transferor Certificate or any interest therein be transferred hereunder, in whole or in part to a person other than the Transferor or an Affiliate of the Transferor, unless the Transferor shall have consented in writing to such transfer and unless the Trustee shall have received a Tax Opinion.
        (i) Registration of transfer of Investor Certificates containing a legend substantially to the effect set forth on Exhibit H-1 shall be effected only if such transfer (x) is made pursuant to an effective registration statement under the Securities Act, or is exempt from the registration requirements under the Securities Act, and (y) is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is an "employee benefit plan" within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) or that is a "plan" described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (each, a "Benefit Plan"). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Securities Act, the Transferor or the transferee shall deliver, at its expense, to the Transferor, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as Exhibit H-2, and no registration of transfer shall be made until such letter is so delivered.

        Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

        Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. The Transferor hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and its officers, directors, employees and agents and to hold each of them harmless against any loss, liability or expense incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i). This provision shall survive the discharge of this Agreement or the earlier resignation or removal of the Trustee.

              if so requested by the Transferor, the Trustee will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to the Trustee by or on behalf of the Transferor relating to the transferability of any Series to a Benefit Plan.
        The Transfer Agent and Registrar shall maintain at its expense in the Borough of Manhattan, the City of New York (and, if specified in the related Supplement for any Series, subject to this Section 6.3, at the Transferor's expense, in any other city designated in such Supplement), an office or offices or an agency or agencies where Investor Certificates of such Series may be surrendered for registration of transfer or exchange.
      Mutilated, Destroyed, or Stolen Certificates. If (a) any mutilated Certificates surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute and the Trustee shall authenticate and (unless the Transfer Agent and Registrar is different from the Trustee, in which case the Transfer Agent and Registrar shall) deliver (in compliance with applicable law), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate Undivided Trust Interest. In connection with the issuance of any new Certificate under this Section 6.4, the Trustee or the Transfer Agent and Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.
      Persons Deemed Owners. Prior to due presentation of an Investor Certificate for registration of transfer, the Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of them may treat the Person in whose name any Investor Certificate is registered as the owner of such Investor Certificate for the purpose of receiving distributions pursuant to any Supplement and for all other purposes whatsoever; and in any such case neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of them shall be affected by any notice to the contrary; provided, however, for purposes of voting or the giving of any request, demand, authorization, direction, notice, consent or waiver hereunder, Investor Certificates owned by the Originator, the Transferor, the Servicer or any Affiliate thereof shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Investor Certificates which a Responsible Officer in the Corporate Trust Office of the Trustee knows to be so owned shall be so disregarded. Investor Certificates so owned that have been pledged in good faith shall not be disregarded as outstanding, if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Investor Certificates and that the pledgee is not the Originator, the Transferor, the Servicer or an Affiliate thereof.
      Appointment of Paying Agent.
        The Paying Agent shall make distributions to Investor Certificateholders from the appropriate account or accounts maintained for the benefit of Investor Certificateholders as specified in any Supplement. Any Paying Agent shall have the revocable power to withdraw funds from such appropriate account or accounts for the purpose of making distributions referred to above and shall report such withdrawals to the Trustee. The Trustee (or the Servicer if the Trustee is the Paying Agent) may revoke such power and remove the Paying Agent, if the Trustee (or the Servicer if the Trustee is the Paying Agent) determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect or for other good cause. The Paying Agent shall initially be the Trustee. The Trustee shall be permitted to resign as Paying Agent upon 30 days' written notice to the Servicer. In the event that the Trustee shall no longer be the Paying Agent, the Trustee shall appoint a successor to act as Paying Agent who shall be acceptable to the Transferor and the Trustee. The provisions of Sections 7.4, 8.4, 11.1, 11.2, 11.3 and 11.5 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. The Paying Agent (other than the Trustee) shall be permitted to resign as Paying Agent upon 30 days' written notice to the Transferor, the Servicer and the Trustee. No resignation, revocation or removal under this Section 6.6(a) shall be effective, and the Paying Agent shall continue to perform its duties as Paying Agent until, the Trustee has appointed a successor Paying Agent reasonably acceptable to the Transferor and such successor has accepted such appointment. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.
        The Trustee shall cause the Paying Agent (other than itself) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders, and shall agree, and if the Trustee is the Paying Agent it hereby agrees, that it shall comply with all requirements of the Code regarding the withholding by the Trustee of payments in respect of federal income taxes due from Certificate Owners (consistent with the treatment of the Investor Certificates as debt instruments for federal income tax purposes).
      Access to List of Certificateholders' Names and Addresses. The Trustee shall furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five (5) Business Days after receipt by the Trustee of a request therefor from the Servicer or the Paying Agent, respectively, in writing, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Investor Certificateholders as of the most recent Record Date. Unless otherwise provided in the related Supplement, Holders of Investor Certificates evidencing Undivided Trust Interests aggregating not less than 10% of the Undivided Trust Interest of any Series, determined without giving effect to Investor Certificates for such Series held by the Transferor or any of its Affiliates (the "Applicants") may apply in writing to the Trustee, and if such application states that the Applicants desire to communicate with other Investor Certificateholders of any Series with respect to their rights under any Transaction Document and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Investor Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee and shall give the Servicer notice that such request has been made, within five (5) Business Days after the receipt of such application. The Trustee shall keep in as current a form as is reasonably practicable the most recent list available to it of Certificateholders. Every Investor Certificateholder, by receiving and holding a Investor Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Investor Certificateholders hereunder, regardless of the source from which such information was obtained.
      Authenticating Agent.
        The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor.
        Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any paper or any further act on the part of the Trustee or such authenticating agent.
        An authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor.
        The Trustee agrees to pay each authenticating agent from time to time reasonable compensation for its services under this Section 6.8, and the Trustee shall be entitled to be reimbursed and the Servicer shall reimburse the Trustee for such reasonable payments actually made, subject to the provisions of Section 11.5.
        The provisions of Sections 7.4, 8.4, 11.1, 11.2, 11.3 and 11.5 shall be applicable to any authenticating agent.
        Pursuant to an appointment made under this Section 6.8, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

      This is one of the certificates described in the Pooling and Servicing Agreement dated as of August 24, 2001, among Stage Receivable Funding LP, Specialty Retail, Inc. and Bankers Trust Company.

      ___________________________________

      as Authenticating Agent

      for the Trustee,

      By:________________________________

      Authorized Officer

      Tender of Exchangeable Transferor Certificate.
        Upon any Exchange (as defined below) the Trustee shall issue to the Holder of the Exchangeable Transferor Certificate under Section 6.1, for execution and redelivery to the Trustee for authentication under Section 6.2, one or more new Series of Investor Certificates. Any such Series of Investor Certificates shall be substantially in the form specified in the related Supplement and shall bear, upon its face, the designation for the Series to which it belongs, as selected by the Transferor. Except as specified in any Supplement for a related Series, all Investor Certificates of any Series shall rank pari passu and be equally and ratably entitled as provided herein to the benefits hereof (except that the Enhancement provided for any Series shall not be available for any other Series) without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Agreement and the related Supplement.
        The Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate to the Trustee in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (any such tender, a "Transferor Exchange"). In addition, to the extent permitted for any Series of Investor Certificates as specified in the related Supplement, the Investor Certificateholders of such Series may tender their Investor Certificates and the Holder of the Exchangeable Transferor Certificate may tender the Exchangeable Transferor Certificate to the Trustee pursuant to the terms and conditions set forth in such Supplement in exchange for (i) one or more newly issued Series of Investor Certificates and (ii) a reissued Exchangeable Transferor Certificate (an "Investor Exchange"). The Transferor Exchange and Investor Exchange are referred to collectively herein as an "Exchange." The Holder of the Exchangeable Transferor Certificate may perform an Exchange by notifying the Trustee in writing at least five days in advance (an "Exchange Notice") of the date upon which the Exchange is to occur (an "Exchange Date"). Any Exchange Notice shall state the designation of any Series to be issued on the Exchange Date and, with respect to each such Series: (a) its Initial Investor Interest (or the method for calculating such Initial Investor Interest), which at any time may not be greater than the current principal amount of the Exchangeable Transferor Certificate at such time, and (b) its Certificate Rate (its method for allocating interest payments or other cash flows to such Series), if any. On the Exchange Date, the Trustee shall authenticate and deliver any such Series of Investor Certificates only upon delivery to it of the following: (a) a Supplement satisfying the criteria set forth in Section 6.9(c) executed by the Transferor and specifying the Principal Terms of such Series, (b) the applicable Enhancement, if any, (c) written confirmation that the Rating Agency Condition has been satisfied with respect to the Exchange, (d) an Officer's Certificate of the Transferor that on the Exchange Date, after giving effect to the Exchange, the Transferor Interest will be at least equal to the Aggregate Minimum Transferor Interest and such Exchange will not result in the occurrence of an Early Amortization Event and is not reasonably expected to result in such an occurrence and (e) the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be. If any Series is outstanding, it is a condition to the issuance of any newly created Series of Investor Certificates that (A) such issuance will not result in the occurrence of an Early Amortization Event, (B) the Transferor shall have delivered to the Trustee and (if any such outstanding Series is rated) each Rating Agency an Opinion of Counsel to the effect that such Issuance (1) has been, or need not be, registered under the Securities Act and will not result in the requirement that any other Series not registered under the Securities Act and will not result in the requirement that any other Series be registered under the Securities Act (unless the Transferor has elected, in its sole discretion, to register such Certificates), (2) will not result in the Trust becoming subject to registration as an investment company under the Investment Company Act (3) will not require this Agreement or the related Supplement to be qualified under the Trust Indenture Act or 1939, as amended (unless the Transferor has elected, at its sole discretion, to so qualify the Agreement or the related Supplement) and (4) will not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation and (C) the Transferor shall have delivered to the Trustee and (if any such outstanding Series is rated) each Rating Agency a Tax Opinion, dated the date of such issuance, with respect to such issuance. Upon satisfaction of such conditions, the Trustee shall cancel the existing Exchangeable Transferor Certificate or applicable Investor Certificates, as the case may be, and issue, as provided above, such Series of Investor Certificates and a new Exchangeable Transferor Certificate, dated the Exchange Date. There is no limit to the number of Exchanges that may be performed under this Agreement.
        In conjunction with an Exchange, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to any newly issued Series of Investor Certificates, which may include without limitation: (i) its name or designation, (ii) an Initial Investor Interest and Series Investor Interest or the method of calculating the Initial Investor Interest or the Series Investor Interest, as the case may be, (iii) the Certificate Rate (or formula for the determination thereof), (iv) the Closing Date, (v) the rating agency or agencies rating such Series, (vi) the interest payment date or dates and the date or dates from which interest shall accrue, (vii) the method of allocating Collections with respect to Principal Receivables, Finance Charge Receivables and Loss Amounts for such Series and the method by which the principal amount of Investor Certificates of such Series shall amortize, (viii) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (ix) the Investor Monthly Servicing Fee, (x) the Minimum Transferor Interest (if any), (xi) the terms of any Enhancement with respect to such Series, (xii) the base rate applicable to such Series, (xiii) the terms on which the Certificates of such Series may be repurchased or remarketed to other investors, (xiv) the Series Termination Date, (xv) any deposit into any account provided for such Series, (xvi) the priority of such Series with respect to any other Series, (xvii) the rights, if any, of the Holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series, (xviii) the Pool Factor, (xix) the Minimum Aggregate Principal Receivables, (xx) whether such Series will be part of a Group, and (xxi) any other relevant terms (including whether or not such Series will be pledged as collateral for the issuance of any other securities, including commercial paper) (all such terms, the "Principal Terms" of such Series). The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series.
      Meetings of Certificateholders.
        The Servicer or the Trustee may at any time call a meeting of Investor Certificateholders of any Series or of all Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Supplement. Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.6, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a person shall be (i) a Holder of one or more Investor Certificates of the applicable Series or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Originator, the Seller, the Servicer and the Trustee and their respective counsel.
        At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates (other than Investor Certificates held by the Seller or any of its Affiliates) evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.
        Any Investor Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.1, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders whether or not present or represented at the meeting.
        The Trustee shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Series or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.
        The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.
      Uncertificated Classes. Notwithstanding anything to the contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement, any provisions contained in this Article VI and in Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificates.

  OTHER MATTERS RELATING
  TO THE TRANSFEROR

      Liability of the Transferor. The Transferor shall be liable hereunder only to the extent of the obligations specifically undertaken by it in its capacity as the Transferor.
      Merger or Consolidation of, or Assumption of the Obligations of, the Transferor. The Transferor shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person. The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder.
      Limitation on Liability. The directors, officers, employees or agents of the Transferor shall not be under any liability to the Trust, the Trustee, the Certificateholders, the Certificate Owners or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement, and any Supplement and the issuance of the Certificates; provided, however, that this provision shall not protect the officers, directors, employees, or agents of the Transferor against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of their duties. The Transferor and any director, officer, employee or agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.
      Indemnification. Without limiting any other rights which the Trustee or the Certificateholders (other than the Transferor and its Affiliates) and their respective assignees and their respective officers, directors, employees, representatives, agents and affiliates (each, an "Indemnified Party" and collectively the "Indemnified Parties") may have hereunder or under applicable law, the Transferor hereby agrees to indemnify, defend and hold harmless each Indemnified Party from and against any and all claims, injuries, obligations, suits, actions, judgments, penalties, damages, losses and liabilities and related costs and expenses, including, without limitation, all reasonable costs required or associated with claims for damages to persons or property, and court costs (including reasonable agent's and attorneys' fees and disbursements) (all of the foregoing being collectively referred to as "Indemnified Amounts") of whatever kind or nature, regardless of their merit, awarded against or incurred by any of them arising out of, directly or indirectly, relating to or resulting from any Transaction Document, the activities of the Trustee in connection herewith, the Transferor's use of proceeds of Conveyances of Receivables or reinvestments of Collections, the interests Conveyed hereunder, or in respect of any Receivable or any Account or Charge Account Agreement (excluding however (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, (b) except as otherwise specifically provided in any Transaction Document, recourse for uncollectible Receivables or (c) except as otherwise specifically provided in any Transaction Document, any federal, state, foreign or local income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalty, or addition to tax with respect thereto or arising from a failure to comply therewith) incurred by such Indemnified Party arising out of or as a result of this Agreement or the interests Conveyed hereunder). Without limiting the foregoing, the Transferor shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts arising out of, relating to or resulting from:
          reliance on any representation, warranty or covenant made or statement made or deemed made by the Transferor or any of its Affiliates (or any of their Responsible Officers) under or in connection with any Transaction Document which shall have been incorrect when made or deemed made or which the Transferor shall have failed to perform, provided, that, for the avoidance of doubt, the parties acknowledge that the sole remedy respecting a breach of the representations set forth in Section 2.4(a)(ii)-(vi) shall be as set forth in Section 2.4(d) and the sole remedy in respect of breach of Section 2.3(d) and Section 2.4(a)(i) shall be as set forth in Section 2.4(e);
          the failure by the Transferor to comply with any Transaction Document or any applicable Requirement of Law with respect to any trust asset or related Charge Account Agreement, or the failure of any Receivable, or any Account or the related Charge Account Agreement to conform to any requirement with respect thereto under any Transaction Document or any Requirement of Law;
          the failure to vest in the Trustee on behalf of the Trust for the benefit of the Certificateholders either a perfected first priority undivided percentage ownership interest or a perfected first priority security interest in all Receivables and other trust assets, free and clear of any Lien (other than Permitted Liens);
          the failure to have filed, or any delay in filing, any financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws that are necessary for perfection or first priority of the ownership or security interest created by this Agreement or any Purchase Agreement;
          any dispute, claim, offset or defense (other than discharge in bankruptcy of an Obligor) of an Obligor to the payment of any Receivable in, or purporting to be in the trust assets (including a defense based on such Receivable, the related Account or the related Charge Account Agreement not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise, services or insurance related to such Receivable or the failure to furnish such merchandise, services or insurance;
          any products liability claim or other claim allegedly arising out of or in connection with merchandise, services or insurance the sale of which gave rise to any Receivable or any credit, administration or other activity in connection with any Charge Account Agreement;
          any failure by the Transferor or any Affiliate of the Transferor to perform its duties or obligation in accordance with the provisions of any Transaction Document, including any failure to so perform in connection with servicing, administering or collecting any Receivable or Account;
          any commingling of Collections at any time with other funds (other than as provided in the Intercreditor Agreement);
          any investigation, litigation, or proceeding related to any Transaction Document or the use of proceeds or reinvestments of proceeds by the Transferor, the Servicer or the Parent of Transfers of Receivables or the ownership of or security interest in trust assets or in respect of any Receivable, Account or Charge Account Agreement;
          any taxes, including sales, stamp, excise, intangibles, value added, personal property and similar taxes, payable with respect to the Receivables or the Accounts or incurred by the Trustee by reason of its participation in the transactions contemplated hereby;
          any federal, state, foreign or local income or franchise tax. or any other tax imposed on or measured by reference to income, or any interest penalty or addition to tax with respect thereto or arising from a failure to comply therewith, imposed upon the Trust, the assets of the Trust or the Trustee as a result of its acting in its capacity as trustee hereunder, except with respect to fees or other compensation received by the Trustee;
          any Receivable classified as an "Eligible Receivable" by the Transferor or the Servicer in any document or report delivered hereunder failing to satisfy, at the time of such classification, the requirements of eligibility contained in the definition of Eligible Receivable; provided, that, for the avoidance of doubt, the parties acknowledge that the sole remedy respecting a breach of the representations set forth in Section 2.4(a)(ii)-(vi) shall be as set forth in Section 2.4(d) and the sole remedy in respect of breach of Section 2.3(d) and Section 2.4(a)(i) shall be as set forth in Section 2.4(e); or
          any Account classified as an "Eligible Account" by the Transferor or the Servicer in any document or report delivered hereunder failing to satisfy, at the time of such classification, the requirements of eligibility contained in the definition of Eligible Account provided, that, for the avoidance of doubt, the parties acknowledge that the sole remedy respecting a breach of the representations set forth in Section 2.4(a)(ii)-(vi) shall be as set forth in Section 2.4(d) and the sole remedy in respect of breach of Section 2.3(d) and Section 2.4(a)(i) shall be as set forth in Section 2.4(e);.

  Any Indemnified Amounts due hereunder shall be payable within fifteen (15) Business Days of submission of a claim by the Indemnified Party which describes in reasonable detail the basis for such claim. The rights of the Indemnified Parties under this Section 8.4 shall survive the collection of all Receivables, the termination of the Trust, the payment of all amounts otherwise due hereunder, the discharge of this Agreement and the resignation or removal of the Trustee.

  OTHER MATTERS RELATING
  TO THE SERVICER

      Liability of the Servicer. The Servicer shall be liable hereunder only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.
      Merger or Consolidation of, or Assumption of the Obligations of, the Servicer. The Servicer shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:
              the Person formed by such consolidation or into which Servicer is merged or the Person that acquires by conveyance or transfer the properties and assets of Servicer substantially as an entirety shall be, if Servicer is not the surviving entity, a corporation, limited partnership, or limited liability company organized and existing under the laws of the United States of America or any State thereof and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;
              the Servicer shall have delivered to the Trustee an Officer's Certificate of the Servicer, upon which the Trustee may conclusively rely, that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 8.2 and that all conditions precedent herein provided relating to such transaction have been complied with and an Opinion of Counsel, upon which the Trustee may conclusively rely, that such supplemental agreement is legal, valid and binding with respect to the Servicer;
              the Servicer shall have given at least ten (10) Business Days' prior notice to the Rating Agencies and the Trustee of such consolidation, merger, conveyance or transfer;
              the Rating Agency Condition shall have been satisfied with respect to such assignment and succession;
              the corporation, limited partnership or limited liability company formed by such consolidation or into which the Servicer is merged or which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall have all licenses and approvals required to service the Receivables; and
              if the Person described in clause (i) is not an Affiliate of the Servicer, the Trustee shall have consented in writing to such consolidation, merger, conveyance or transfer.
      Limitation on Liability. Neither the Servicer, nor the directors, officers, employees or agents of the Servicer, in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and any Supplement, and the issuance of the Certificates; provided, however, that this provision shall not protect the Servicer or the directors, officers, employees and agents of the Servicer against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.4 with respect to the Trust and the Trustee, its officers, directors, employees and agents, and except as provided in any Supplement with respect to the related Series, the Servicer and its directors, officers, employees or agents shall not be under any liability to the Trust, the Trustee, its officers, directors, employees and agents, the Certificateholders, or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement or any Supplement; provided, however, that this provision shall not protect the Servicer against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of its reckless disregard of its obligations and duties hereunder, or under any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Receivables in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.
      Servicer Indemnification of the Trust and the Trustee. The Servicer hereby agrees to indemnify defend and hold harmless each Indemnified Party from and against Indemnified Amounts of whatever kind or nature, regardless of their merit, awarded against or incurred by any of them (excluding however (a) Indemnified Amounts to the extent resulting from fraud, gross negligence or willful misconduct on the part of such Indemnified Party, (b) recourse (except as otherwise specifically provided in any Transaction Document) for uncollectible Receivables, (c) any federal, state, foreign or local income or franchise taxes or any other tax imposed on or measured by income (or any interest, penalty, or addition to tax with respect thereto or arising from a failure to comply therewith) (except as otherwise specifically provided in any Transaction Document)) arising out of directly or indirectly, relating to or resulting from:
          reliance on any representation, warranty or covenant made or statement made or deemed made by the Servicer (or any of its Responsible Officers) under or in connection with any Transaction Document which shall have been incorrect when made or deemed made or which the Servicer shall have failed to perform;
          the failure by the Servicer to comply with any Transaction Document or any applicable Requirement of Law with respect to any Receivable, Account or related Charge Account Agreement;
          any failure by the Servicer to perform its duties or obligation in accordance with the provisions of any Transaction Document, including any failure to so perform in connection with servicing, administering or collecting any Receivable or Account;
          any commingling of Collections at any time with other funds (except as provided in the Intercreditor Agreement); or
          any Transaction Documents or the activities of the Trustee in connection herewith or therewith.

      Any Indemnified Amounts due hereunder shall be payable within fifteen (15) Business Days of submission of a claim by the Indemnified Party which describes in reasonable detail the basis for such claim. The rights of the Indemnified Parties under this Section 8.4 shall survive the collection of all Receivables, the termination of the Trust, the payment of all amounts otherwise due hereunder, the discharge of this Agreement and the resignation or removal of the Trustee.

      The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination by the Servicer that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.2 hereof. The Trustee shall give prompt notice to each Rating Agency upon the appointment of a Successor Servicer. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer hereunder.
      Access to Certain Documentation and Information Regarding the Receivables. Subject to the terms of any Supplement, the Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of the Investor Certificateholders or by applicable statutes or regulations, to review such documentation, such access being afforded without charge but only (i) upon reasonable request, (ii) during the Servicer's normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Servicer. Nothing in this Section 8.6 shall derogate from the obligation of the Originator, the Transferor, the Trustee or the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section 8.6 as a result of such obligations shall not constitute a breach of this Section 8.6.
      Delegation of Duties. In the ordinary course of business, the Servicer may at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit and Collection Policy. Any such delegations shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 8.5 hereof.
      Examination of Records. The Servicer shall clearly and unambiguously identify each Account (including any Additional Account designated pursuant to Section 2.6) in its computer or other records to reflect that the Receivables arising in such Account have been Conveyed to the Trust pursuant to this Agreement. The Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.

  EARLY AMORTIZATION EVENTS

      Early Amortization Events. If any one of the following events (each, a "Trust Early Amortization Event") shall occur:
        the Transferor, the Originator, the Servicer (if an Affiliate of the Originator) the Trust or Stage Stores, Inc. shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor, the Originator, the Servicer (if an Affiliate of the Originator) the Trust or Stage Stores, Inc.; or the Transferor, the Originator, the Servicer (if an Affiliate of the Originator), the Trust or Stage Stores, Inc. shall admit in writing its inability to pay its debts generally as they become due, commence or have commenced against it (unless dismissed within thirty days) as a debtor a proceeding under any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;
        the Originator shall become unable for any reason to Convey Receivables to SRLP pursuant to the Originator Purchase Agreement; SRLP shall become unable for any reason to Convey Receivables to the Transferor pursuant to the SRLP Purchase Agreement; or the Transferor shall become unable for any reason to Convey Receivables to the Trust in accordance with the provisions of this Agreement;
        the Trust at any time receives a final determination that the Trust will be treated as an "association" (or publicly traded partnership) taxable as a corporation for federal income tax purposes; or
        the Transferor or the Trust shall become subject to regulation by the Securities and Exchange Commission as an "investment company" within the meaning of the Investment Company Act;

      then an Early Amortization Event with respect to all Series shall occur without any notice or other action on the part of the Trustee or the Investor Certificateholders immediately upon the occurrence of such event.

      Additional Rights Upon the Occurrence of Certain Events.
        Upon the occurrence of any event described in Section 9.1(a) with respect to the Originator or the Transferor (an "Insolvency Event"), the Transferor shall on the day of such Insolvency Event (the "Appointment Day") immediately cease to transfer Principal Receivables to the Trust and shall promptly give written notice to the Trustee and the Rating Agencies of such Insolvency Event. Notwithstanding any cessation of the Conveyance to the Trust of additional Principal Receivables, Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been Conveyed to the Trust shall continue to be a part of the Trust, and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and any Supplement. Within 15 days of the Appointment Day, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and (ii) send written notice to each Investor Certificateholder describing the provisions of this Section 9.2 and requesting instructions from such Investor Certificateholders. Unless within 90 days from the day notice pursuant to clause (i) above is first published, the Trustee shall have received written instructions from the Requisite Certificateholders (determined without giving effect to Investor Certificates for such Series held by the Transferor or any of its Affiliates) for all Series, to the effect that such Investor Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables Conveyed to the Trust as before such Insolvency Event, the Trustee shall use its best efforts to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms and to maximize the proceeds of such disposition or other liquidation of the Receivables, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.1 and 9.2 shall not be deemed to be mutually exclusive.
        The proceeds from the sale, disposition or liquidation of the Receivables pursuant to Section (a) above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions of Article IV and any Supplement; provided that the Trustee shall determine conclusively in its sole discretion the amount of such proceeds which are allocable to Finance Charge Receivables and the amount of such proceeds which are allocable to Principal Receivables. Unless the Trustee receives written instructions from Investor Certificateholders as provided in Section 9.2(a) above, on the day following the last Distribution Date in the Due Period during which such proceeds are distributed to the Investor Certificateholders of each Series, the Trust shall terminate.
        The Trustee may appoint an agent or agents to assist with its responsibilities pursuant to this Article IX with respect to competitive bids.

  SERVICER DEFAULTS

      Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:
        any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to Article IV or to deliver any reports to the Trustee and the Certificateholders pursuant to Article V or to instruct the Trustee to make any required drawing, withdrawal, or payment under any Enhancement, in each case, within one Business Day after the date that such payment, transfer, deposit, withdrawal or drawing, such report or such instruction or notice is required to be made, delivered or given, as the case may be, under the terms of this Agreement or any Supplement;
        failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which continues unremedied for a period of sixty (60) days;
        any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect in any material respect when made or deemed made or delivered and continues to be incorrect for a period of sixty (60) days;
        the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, commence or have commenced against it (unless dismissed within thirty days) as debtor a proceeding under any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;
        the Servicer assigns any of its duties under this Agreement, except as permitted by the terms of this Agreement; or
        the Servicer fails to maintain a tangible net worth of at least $250,000;

      then, so long as such Servicer Default shall not have been remedied, either the Trustee, or the Requisite Certificateholders (determined without giving effect to Investor Certificates for such Series held by the Transferor or any of its Affiliates) for all Series, by notice then given in writing to the Servicer, (and to the Trustee if given by the Investor Certificateholders) (a "Servicer Termination Notice"), may terminate all of the rights and obligations of the Servicer as Servicer under this Agreement.

      After receipt by the Servicer of such Servicer Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.2, all authority and power of the Servicer under this Agreement shall pass to and be vested in a Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights and obligations. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account or any Series Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer in enforcing all rights to Insurance Proceeds applicable to the Trust. The Servicer shall promptly transfer its electronic records or electronic copies thereof relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests. The Servicer shall, on the date of any servicing transfer, transfer all of its rights and obligations under any Enhancement with respect to any Series to the Successor Servicer.

      Trustee to Act; Appointment of Successor.
        On and after the occurrence of a Servicer Default pursuant to Section 10.1 or a resignation of the Servicer pursuant to Section 8.5, the Servicer shall continue to perform all servicing functions under this Agreement until the date of the appointment of a Successor Servicer hereunder. The Trustee shall notify each Rating Agency of such removal of the Servicer. The Trustee shall, as promptly as possible after the giving of a Servicer Termination Notice appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. The Trustee may obtain bids from any potential successor servicer. If (i) the Trustee is unable to obtain any bids from any potential successor servicer, and (ii) the Servicer delivers to the Trustee an Officer's Certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the Trustee is legally unable to act as Successor Servicer, then the Trustee shall notify each Investor Certificateholder of the proposed sale of the Receivables and shall offer the Transferor the right of first refusal to purchase the Receivables on terms equivalent to the best purchase offer as determined by the Trustee, but in no event less than an amount equal to the Aggregate Investor Interest an the date of such purchase (including, with respect to any Series, any unreimbursed Loss Amounts allocated to such Series to the extent such amounts are required to be reimbursed pursuant to the related Supplement) plus all interest accrued but unpaid on all of the outstanding Investor Certificates determined in accordance with the applicable Supplement, and all fees and expenses under any Supplement due but unpaid through the date of such purchase. The proceeds of such sale shall be deposited in the Collection Account or any Series Account, as provided in the related Supplement, for distribution to the Investor Certificateholders of each outstanding Series pursuant to Section 12.3 of this Agreement. Notwithstanding the above, the Trustee may petition a court of competent jurisdiction to appoint as the Successor Servicer hereunder any established financial institution having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital requirements, a net worth of not less than $50,000,000, and whose regular business includes the servicing of credit card receivables. Notwithstanding anything herein or in any Supplement to the contrary, in no event shall the Trustee be liable for any Monthly Servicing Fee or for any differential in the amount of the Monthly Servicing Fee paid hereunder and the amount necessary to induce any Successor Servicer to act as Successor Servicer under this Agreement and the transactions set forth or provided for herein.
        Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be bound by the terms and provisions of each Supplement and Enhancement.
        In connection with such appointment and assumption, the Trustee shall be entitled to such compensation, or may make such arrangements for the compensation of the Successor Servicer out of Collections, as it and such Successor Servicer shall agree; provided, however, that no such compensation shall be in excess of the Monthly Servicing Fee permitted to the Servicer pursuant to Section 3.2. The Holder of the Exchangeable Transferor Certificate agrees that if the Servicer is terminated hereunder, it will agree to deposit a portion of the Collections in respect of Finance Charge Receivables that it is entitled to receive pursuant to Article IV to pay its share of the compensation of the Successor Servicer.
        All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.1 and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Transferor in such electronic form as the Transferor may reasonably request and shall transfer all other records, correspondence and documents to the Transferor in the manner and at such times as the Transferor shall reasonably request. To the extent that compliance with this Section 10.2 shall require the Successor Servicer to disclose to the Transferor information of any kind which the Successor Servicer deems to be confidential, the Transferor shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.
      Notification of Servicer Default and Successor Servicer. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give prompt written notice thereof to the Trustee and each Rating Agency. Upon any termination or appointment of a Successor Servicer pursuant to this Article X, the Trustee shall give prompt written notice thereof to each Rating Agency.
      Waiver of Past Defaults. The Requisite Certificateholders of any Series outstanding (determined without giving effect to Investor Certificates for such Series held by the Transferor or any of its Affiliates), adversely affected by a default by the Servicer or the Transferor in the performance of its obligations hereunder may waive such default and its consequences on behalf of such Series, except a default in the failure to make any required deposits or payment of interest or principal relating to such Series pursuant to Article IV which default does not result from the failure of the Paying Agent to perform its obligations to make any required deposits or payments of interest and principal in accordance with Article IV. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

  THE TRUSTEE

      Duties of Trustee.
        The Trustee, prior to the occurrence of any Servicer Default of which it has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and each Supplement. If a Responsible Officer has received written notice that a Servicer Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.
        Subject to Section 11.1(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
              the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee was grossly negligent in ascertaining the pertinent facts;
              the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Requisite Certificateholders (determined without giving effect to Investor Certificates for such Series held by the Transferor or any of its Affiliates) for all Series, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee in relation to the related Series, under this Agreement or any Supplement; and
              the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in Section 10.1 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Investor Certificates evidencing Undivided Trust Interests aggregating not less than 10% of the Investor Interest of any Series adversely affected thereby (determined without giving effect to Investor Certificates for such Series held by the Transferor or any of its Affiliates).
        The Trustee shall not be required to expend or risk its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties under this Agreement or any Supplement, or in the exercise of any of its rights or powers, unless indemnity (satisfactory to it) against such risk or liability is reasonably assured and provided to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement or any Supplement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement or any Supplement.
        Except for actions expressly authorized by this Agreement and not prohibited by any Supplement, the Trustee shall take no action reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.
        Except as expressly provided in this Agreement and each Supplement, the Trustee shall have no power to vary the corpus of the Trust including, without limitation, the power to (i) accept any substitute obligation for a Receivable initially assigned to the Trust under Section 2.1 or 2.6 hereof, (ii) add any other investment, obligation or security to the Trust, except for an addition permitted under Section 2.6, (iii) withdraw from the Trust any Receivables, except for a withdrawal permitted under Section 2.7, 9.2, 10.2, 12.1 or 12.2 or Article IV or Sections 2.4(d) or 2.4(e), or (iv) Convey any interest in Receivables.
        In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly to perform such obligation, duty or agreement in the manner so required.
        If the Transferor has agreed to transfer any of its credit card receivables (other than the Receivables) to another Person, upon the written request of the Transferor, the Trustee shall enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to identify separately the rights, if any, of the Trust and such other Person in the Transferor's credit card receivables; provided, that the Trustee shall not be required to enter into any intercreditor agreement which could adversely affect the interests of the Certificateholders, and, upon the request of the Trustee, the Transferor shall deliver to it an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.
      Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.1 or in any Supplement:
        the Trustee may conclusively rely on and shall be fully protected in acting, or in refraining from acting, in accord with any written assignment of Receivables in Additional Accounts, the initial report, the Monthly Servicer Report, the annual Servicer's certificate, the Monthly Payment Instructions (as defined in the applicable Supplement), the monthly Certificateholder's statement, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties; provided, that if Specialty Retailers (TX) LP is not the Servicer at the time the Trustee receives any such paper or document, the Trustee shall provide a copy of such document to the Transferor;
        the Trustee may consult with counsel, and the advice of or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice of or Opinion of Counsel;
        the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, any Supplement, the Certificate Purchase Agreement or any Enhancement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Investor Certificateholders unless such Investor Certificateholders shall have offered and provided to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, any Supplement or the Certificate Purchase Agreement, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs;
        the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, any Supplement or the Certificate Purchase Agreement;
        the Trustee shall not be bound to make any investigation into the facts of matters stated in any written assignment of Receivables in Additional Accounts, the initial report, the Monthly Servicer Report, the annual Servicer's certificate, the Monthly Payment Instructions (as defined in the applicable Supplement) and notification to the Trustee, the monthly Certificateholder's statement, any resolution, certificate, statement, instrument, opinion, report, notice, entitlement, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Requisite Certificateholders (determined without giving effect to Investor Certificates for such Series held by the Transferor or any of its Affiliates) for all Series;
        the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian to the extent not otherwise prohibited by any Supplement, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with reasonable care by it hereunder;
        except as may be required by Section 11.1(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects or the compliance by the Transferor with its representations and warranties or for any other purpose;
        the Trustee shall not be a trustee for or have any fiduciary obligations to any party hereto, and no implied covenants or obligations shall be read into this Agreement, any Supplement or the Certificate Purchase Agreement against the Trustee;
        in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee which conform to the requirements of this Agreement, any Supplement or the Certificate Purchase Agreement;
        whenever in the administration of the provisions of this Agreement, any Supplement or the Certificate Purchase Agreement the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate or certificates signed by one of each Holder's officers, as the case may be, and delivered to the Trustee and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof;
        the Trustee shall have no obligation to invest or reinvest any cash held in any account provided for herein, in any Supplement or in the Certificate Purchase Agreement in the absence of timely and specific written investment direction from the Servicer. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction;
        the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, any Supplement and the Certificate Purchase Agreement and the Trustee shall take such action with respect to this Agreement, any Supplement and the Certificate Purchase Agreement as it shall be directed pursuant to Section 11.14 hereof, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Agreement, in any Supplement and in the Certificate Purchase Agreement and as specifically directed by the Servicer and the Certificateholders pursuant to Section 11.14 hereof;
        neither the Trustee nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement, any Supplement or the Certificate Purchase Agreement or in connection therewith except to the extent caused by the Trustee's gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review;
        the parties each (for itself and any person or entity claiming through it) hereby releases, waives, discharges, exculpates and covenants not to sue the Trustee for any action taken or omitted under this Agreement, any Supplement or the Certificate Purchase Agreement except to the extent caused by the Trustee's gross negligence or willful misconduct; and
        anything in this Agreement, any Supplement or the Certificate Purchase Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
      Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document. The Trustee in its individual capacity shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, the Excess Funding Account or any Series Account (or any other account hereafter established to effectuate the transactions contemplated by the terms of this Agreement) by the Servicer.
      Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.
      The Servicer to Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the Trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer shall pay or reimburse the Trustee (without reimbursement from the Collection Account, the Excess Funding Account, any Series Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its own gross negligence or willful misconduct and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.2, the provisions of this Section 11.5 shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

      The obligations of the Servicer under this Section 11.5 shall survive the termination of the Trust and the earlier resignation or removal of the Trustee.

      Eligibility Requirements for Trustee. The Trustee hereunder (or, alternatively, a Person which is the direct or indirect parent corporation of the Trustee) shall at all times be a corporation organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's, having, in the case of an entity that is subject to risk-based capital adequacy requirements, risk-based capital of at least $50,000,000 or, in the case of an entity that is not subject to risk-based capital adequacy requirements, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.6, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11.6, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.7.
      Resignation or Removal of Trustee.
        The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Transferor, the Servicer and the Rating Agencies. Upon receiving such notice of resignation, the Servicer shall promptly appoint a successor trustee and release the resigning Trustee from its obligations hereunder by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee, upon notice to the Transferor and the Servicer, may petition any court of competent jurisdiction for the appointment of a successor trustee.
        If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.6 hereof and shall fail to resign after written request therefor by the Transferor, the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Transferor or the Servicer may, but shall not be required to, upon 10 days' prior written notice to the others, remove the Trustee and then the Servicer shall promptly appoint a successor trustee and release the Trustee to be removed from its obligations hereunder by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. Any such appointment shall be subject to the prior written consent of the Servicer.
        Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.7 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.8 hereof and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.
      Successor Trustee.
        Any successor trustee appointed as provided in Section 11.7 hereof shall execute, acknowledge and deliver to the Transferor, the Servicer and its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Transferor and the predecessor Trustee shall execute and deliver such instruments required or contemplated hereunder or under any Supplement and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. Thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder and under each Supplement, with like effect as if originally named as Trustee herein and therein.
        No successor trustee shall accept appointment as provided in this Section 11.8 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.6 hereof.
        Upon acceptance of appointment by a successor trustee as provided in this Section 11.8, such successor trustee shall mail notice of such succession hereunder to each Rating Agency and to all Investor Certificateholders at their addresses as shown in the Certificate Register.
      Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.6 hereof without the execution or filing of any paper or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.
      Appointment of Co-Trustee or Separate Trustee.
        Notwithstanding any other provisions of this Agreement or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Investor Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.6 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.8 hereof.
        Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:
              all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;
              no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and
              the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.
        Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.
        Any separate trustee or co-trustee may at any time constitute the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.
      Tax Return. The Servicer shall prepare or cause to be prepared any tax returns required to be filed by the Trust and, to the extent possible, shall file such returns at least five days before such returns are due to be filed. The Servicer shall also prepare or cause to be prepared all tax information required by law to be distributed to Certificateholders and shall deliver such information to the Trustee and the Certificateholders at least five days prior to the date it is required by law to be distributed to Certificateholders. The Trustee shall not be responsible for the preparation of any tax returns. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).
      Trustee May Enforce Claims without Possession of Certificates. All rights of action and claims under this Agreement or any Series may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee or agent. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of any Series in respect of which such judgment has been obtained.
      Suits for Enforcement.
        If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, for the equal and ratable benefit of the Investor Certificateholders (in accordance with their Investor Interests), subject to the provisions of Sections 10.1 and 11.14, proceed to protect and enforce its rights and the rights of the Investor Certificateholders and Certificate Owners of any Series under this Agreement or any Supplement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or any Supplement, or in aid of the execution of any power granted in this Agreement or any Supplement, or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Investor Certificateholders or Certificate Owners of any Series.
        If the FDIC, the RTC or any equivalent governmental agency or instrumentality or any designee of any of them shall have been appointed as receiver, conservator, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or custodian with respect to the Originator or any other Person shall have been appointed as receiver, conservator, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or custodian with respect to the Transferor (either with respect to the Originator or the Transferor, a "Receiver"), the Trustee shall, irrespective of whether the principal of any Series of Certificates shall then be due and payable:
              unless prohibited by applicable law or regulation or unless under FIRREA or other applicable law, the Receiver is required to participate in the process as a defendant or otherwise, promptly take or cause to be taken any and all necessary or advisable commercially reasonable action as a secured creditor on behalf of the Certificateholders to recover, repossess, collect or liquidate the Receivables or any other assets of the Trust on a "self-help" basis or otherwise and exercise any rights or remedies of a secured party under the applicable UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Certificateholders;
              promptly, and in any case within any applicable claims bar period specified under FIRREA or other applicable law, file and prove a claim or claims under FIRREA or otherwise, by filing proofs of claim, protective proofs of claim or otherwise, for the whole amount of unpaid principal and interest in respect of the Certificates and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Certificateholders allowed in any judicial, administrative, corporate or other proceedings relating to the Originator, the Transferor or either of their creditors or property, including any actions relating to the preservation of deficiency claims or for the protection against loss of any claim in the event the Trustee's or the Certificateholders' status as secured creditors are successfully challenged; and
              collect and receive any moneys or other property payable or deliverable on any such claims and distribute all amounts with respect to the claims of the Certificateholders to the Certificateholders.
        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder, Certificate Owner any plan of reorganization, arrangement, adjustment or composition affecting any interests in the Receivables or the rights of any owner thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder or Certificate Owner in any such proceeding.
      Rights of Investor Certificateholders to Direct Trustee.
        The Requisite Certificateholders for all Series, determined without giving effect to Investor Certificates by the Transferor or any of its Affiliates (or with respect to any remedy, trust or power that does not relate to all Series, the Requisite Certificateholders of the Investor Certificates of all Series to which such remedy, trust or power relates, determined without giving effect to Investor Certificates for such Series held by the Transferor or any of its Affiliates) shall have the right to direct the Trustee (i) with respect to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, and (ii) to exercise any right, remedy or power provided to Investor Certificateholders of a Series pursuant to the related Supplement, and the Trustee shall so act; provided, however, that, subject to Section 11.1, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Investor Certificateholders not parties to such direction; and provided, further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of such Holders of Investor Certificates.
        In connection with any action taken by the Trustee pursuant to instructions given in accordance with paragraph (a) above, any legal counsel retained by the Trustee shall be acceptable to each Series.
      Representations and Warranties of the Trustee. The Trustee, in its individual capacity, represents and warrants that:
              the Trustee is a banking corporation authorized to engage in the business of banking under the laws of the State of New York;
              the Trustee has full power, authority and right to execute, deliver and perform this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and
              this Agreement has been duly executed and delivered by the Trustee.
      Maintenance of Office or Agency. The Trustee shall maintain at its expense in New York, New York or Philadelphia, Pennsylvania an office or offices, or agency or agencies, where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served. The Trustee initially appoints Bankers Trust Company, Four Albany Street, New York, New York, 10006, as its office for such purposes. The Trustee shall give prompt written notice to the Servicer and Certificateholders of any change in the location of the Certificate Register or any such office or agency.

  TERMINATION

      Termination of Trust.
        The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.4, 8.4 and 11.5 and Section 12.3(b), on the Trust Termination Date; provided, however, that the Trust shall not terminate on the date specified in clause (b)(i) of the definition of "Trust Termination Date" if each of the Servicer and the Holder of the Exchangeable Transferor Certificate notify the Trustee in writing, not later than 5 Business Days preceding such date, that they desire that the Trust not terminate on such date, which notice (such notice, a "Trust Extension") shall specify the date on which the Trust shall terminate (such date, the "Extended Trust Termination Date"); provided, however, that the Extended Trust Termination Date shall be not later than December 24, 2025. The Servicer and the Holder of the Exchangeable Transferor Certificate may, on any date following the Trust Extension, so long as no Series is outstanding, deliver a notice in writing to the Trustee changing the Extended Trust Termination Date.
        In the event that (i) the Trust has not terminated by the last Distribution Date occurring in the second month preceding the Trust Termination Date, and (ii) (A) the Investor Interest and, if applicable, the Enhancement Invested Amount of any Series (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal on any Series of Certificates to be made on the related Distribution Date during such month pursuant to Article IV or any Supplement) are greater than zero or (B) Loss Amounts allocated to any Series to the extent such amounts can be reimbursed pursuant to the related Supplement remain unreimbursed, or (C) any party to a Supplement is owed accrued interest, fees or expenses, the Servicer shall sell within 30 days after such Distribution Date all the Receivables. The proceeds of any sale shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with Article IV and each Supplement. During such thirty day period, the Servicer shall continue to collect payments on the Receivables and allocate and deposit such payments in accordance with the provisions of Article IV.
        All principal, interest, fees and expenses with respect to any Series shall be due and payable no later than the applicable Series Termination Date. Unless otherwise provided in a Supplement, in the event that the Investor Interest and, if applicable, the Enhancement Invested Amount of any Series is greater than zero on its Series Termination Date (after giving effect to all transfers, withdrawals, deposits and drawings to occur on such date and the payment of principal, interest and fees to be made on such Series on such date), the Trustee will sell or cause to be sold, and pay the proceeds to all Certificateholders of such Series all pro rata in final payment of all principal of and accrued interest on such Series, and all accrued and unpaid fees and expenses and unreimbursed Loss Amounts (to the extent such amounts can be reimbursed pursuant to the related Supplement) under the related Supplement, an amount of Principal Receivables and the related Finance Charge Receivables (or interests therein) up to 110% of the sum of the Investor Interest and the Enhancement Invested Amount, if any, of such Series at the close of business on such date; provided, that such amount shall include any unreimbursed Loss Amounts payable to such Certificateholders to the extent such amounts can be reimbursed pursuant to the related Supplement. The Transferor shall be permitted to purchase such Receivables in such case and shall have a right of first refusal with respect thereto. Any proceeds of such sale in excess of such principal, interest, fees and expenses and unreimbursed Loss Amounts paid, shall be paid to the Holder of the Exchangeable Transferor Certificate. Upon such Series Termination Date with respect to the applicable Series, final payment of all amounts allocable to any Investor Certificates or, if applicable, Enhancement Invested Amounts of such Series shall be made in the manner provided in Section 12.3.
      Optional Purchase.
        If so provided in any Supplement, the Transferor may, but shall not be obligated to, cause a final distribution to be made in respect of the related Series on a Distribution Date specified in such Supplement by depositing into the Collection Account or the applicable Series Account, not later than such Distribution Date, for application in accordance with Section 12.3, the amount specified in such Supplement.
        The amount deposited pursuant to Section 12.2(a) shall be paid on the related Distribution Date to the Investor Certificateholders of the related Series pursuant to Section 12.3. All Certificates of a Series which are to be redeemed by the Trust pursuant to Section 12.2(a) shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor. The Investor Interest of each Series which is redeemed by the Trust pursuant to Section 12.2(a), shall, for the purposes of the definition of "Transferor Interest," be deemed to be equal to zero on the Distribution Date following the making of the deposit, and the Transferor Interest shall thereupon be deemed to have been increased by the Investor Interest of such Series.
      Final Payment with Respect to Any Series.
        Written notice of any termination, specifying the Distribution Date upon which the Investor Certificateholders of any Series may surrender their Certificates for payment of the final distribution with respect to such Series and cancellation, shall be given (subject to at least two Business Days' prior notice from the Servicer to the Trustee) by the Trustee to Investor Certificateholders of such Series mailed not later than the fifth day of the month of such final distribution (or in the manner provided by the Supplement relating to such Series) specifying (i) the Distribution Date (which shall be the Distribution Date in the month (x) in which the deposit is made pursuant to Section 2.4(e), 9.2(b), 10.2(a), or 12.2(a) of this Agreement or such other section as may be specified in the related Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Investor Certificates will be made upon presentation and surrender of such Investor Certificates at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Investor Certificates at the office or offices therein specified. The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to such Investor Certificateholders.
        Notwithstanding the termination of the Trust pursuant to Section 12.1(a) or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Collection Account, the Excess Funding Account or any Series Account applicable to the related Series shall continue to be held in trust for the benefit of the Investor Certificateholders of the related Series, and the Paying Agent or the Trustee shall pay such funds to the Certificateholders of the related Series upon surrender of their Certificates. In the event that all of the Investor Certificateholders of any Series shall not surrender their Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Investor Certificateholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Certificates for cancellation and receive the final distribution with respect thereto. The Trustee and the Paying Agent shall pay to the Transferor upon written request any funds held by them for the payment of principal or interest which remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the such funds may seek recovery only from the Transferor as general creditors unless an applicable abandoned property law designates another Person.
        All Certificates surrendered for payment of the final distribution with respect to such Certificates and cancellation shall be canceled by the Transfer Agent and Registrar and be disposed of in a manner satisfactory to the Trustee and the Transferor.
      Termination of Rights of Holder of Exchangeable Transferor Certificate. Upon the termination of the Trust pursuant to Section 12.1, and after payment of all amounts due hereunder on or prior to such termination and the surrender of the Exchangeable Transferor Certificate, the Trustee shall execute a written reconveyance substantially in the form of Exhibit J pursuant to which it shall reconvey to the Holder of the Exchangeable Transferor Certificate (without recourse, representation or warranty) all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due with respect thereto, all Collections, all Recoveries, all rights, remedies, powers and privileges of the Trust with respect to the Receivables, all rights, remedies, powers and privileges of the Trust under the Purchase Agreements and all proceeds of the foregoing, except for amounts held by the Trustee pursuant to Section 12.3(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Holder of the Exchangeable Transferor Certificate to vest in such Holder all right, title and interest which the Trust had in the Receivables.
      Defeasance. Notwithstanding anything to the contrary in this Agreement or any Supplement:
        The Transferor and any Affiliate of Transferor that is a Holder of the Exchangeable Transferor Certificate may at Transferor's option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (the "Defeased Series") on the date the applicable conditions set forth in Section 12.5(c) are satisfied (a "Defeasance"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of the Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in Section 12.5(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (ii) the Transferor's obligations with respect to such Certificates under Sections 6.3 and 6.4; (iii) the rights, powers, trusts, duties, and immunities of the Trustee, the Paying Agent and the Registrar hereunder; and (iv) this Section 12.5.
        Subject to Section 12.5(c), the Transferor at its option may cause Collections allocated to the Defeased Series and available to purchase Principal Receivables to be applied to purchase Permitted Investments rather than Principal Receivables.
        The following shall be the conditions to Defeasance under Section 12.5(a):
              The Transferor irrevocably shall have deposited or caused to be deposited with the Trustee (such deposit to be made from other than the Transferor's or any Affiliate of the Transferor's funds), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, (A) Dollars in an amount, or (B) Permitted Investments which through the scheduled payment of principal and interest in respect thereof will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates scheduled for such payments in this Agreement and the applicable Supplements;
              prior to its first exercise of its right pursuant to this Section 12.5 with respect to a Defeased Series to substitute money or Permitted Investments for Receivables, if any Series of Investor Certificates are outstanding that were characterized as debt at the time of their issuance, the Transferor shall have delivered to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and (in any case) an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act;
              the Transferor shall have delivered to the Trustee an Officer's Certificate of the Transferor stating the Transferor reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause an Early Amortization Event with respect to any Series or any event that, with the giving of notice or the lapse of time, would result in the occurrence of an Early Amortization Event with respect to any Series; and (iv) the Rating Agency Condition shall have been satisfied and the Transferor shall have delivered copies of such written notice to the Servicer and the Trustee.

  MISCELLANEOUS PROVISIONS

      Amendment.
        This Agreement or any Supplement may be amended in writing from time to time by the Servicer, the Transferor, the Holder of the Exchangeable Transferor Certificate and the Trustee, without the consent of any Investor Certificateholder; provided, that the Rating Agency Condition shall have been satisfied with respect to such amendment.
        This Agreement or any Supplement may also be amended in writing from time to time by the Servicer, the Transferor, the Holder of the Exchangeable Transferor Certificate and the Trustee, with the consent of the Requisite Certificateholders of each outstanding Series adversely affected by such amendment (determined without giving effect to Investor Certificates for any such Series held by the Transferor or any of its Affiliates) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or modifying in any manner the rights of Investor Certificateholders of any outstanding Series; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, distributions that are required to be made on any Investor Certificates of any such Series without the consent of each Investor Certificateholder of such Series affected thereby, (ii) change the definition of or the manner of calculating the Investor Interest, the Loss Amount or the Investor Percentage without the consent of each Investor Certificateholder of all Series adversely affected thereby, or (iii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of each Investor Certificateholder of each Series adversely affected thereby. The Trustee may, but shall not be obligated to, enter into any such Amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise.
        Notwithstanding anything in this Section 13.1 to the contrary, the Supplement with respect to any Series may be amended on the terms and in accordance with the procedures provided in such Supplement.
        Promptly after the execution of any amendment to this Agreement or any Supplement, the Servicer shall furnish notification of the substance of such amendment to each Investor Certificateholder of each Series adversely affected thereby and each Rating Agency.
        It shall not be necessary for the consent of Investor Certificateholders under this Section 13.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.
        Any Supplement executed and delivered pursuant to Section 6.9 executed and delivered pursuant to Section 6.18, and any amendment to Schedule I in connection the addition to or removal of Receivables from the Trust as provided in Sections 2.4(d)(iii), 2.6 and 2.7, executed in accordance with the provisions hereof, shall not be considered amendments to this Agreement for the purpose of Sections 13.1(a) and (b).
        In executing any amendment, the Trustee shall be entitled to receive an Opinion of Counsel stating that such amendment is authorized and all conditions precedent have been met.
      Protection of Right, Title and Interest to Trust.
        The Servicer shall cause this Agreement, each Supplement, and all certificates of assignment, agreements and documents, and all amendments hereto and thereto and/or all financing statements and continuation statements and any other necessary documents covering the Trust's and the Certificateholders' right, title and interest to the property comprising the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders or the Trust, as the case may be, hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and shall execute any and all documents reasonably required to fulfill the intent of this Section 13.2(a).
        Within 30 days after the Transferor or the Trustee makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above or any Supplement materially misleading within the meaning of Section 9-506 of the UCC, the Transferor or the Trustee, as applicable, shall give the Trustee or the Transferor, as applicable, notice of any such change and the Transferor shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's interest in the property comprising the Trust and the proceeds thereof as contemplated by Section 2.1 hereof.
        Each of the Transferor and the Servicer shall give the Trustee prompt written notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to continue the perfection of the interests in the Receivables and the proceeds thereof. Each of the Transferor and the Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.
      Limitation on Rights of Certificateholders.
        The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.
        Except as set forth in this Agreement or any Supplement, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement or any Supplement pursuant to any provision hereof or thereof.
        No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement or any Supplement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Supplement, unless such Investor Certificateholder previously shall have made, and unless the Requisite Certificateholders for all Series, determined without giving effect to Investor Certificates held by the Transferor or any of its Affiliates (or, with respect to any such action, suit or proceeding that does not relate to all Series, the Requisite Certificateholders of all Series to which such action, suit or proceeding relates, determined without giving effect to Investor Certificates for such Series held by the Transferor or any of its Affiliates), shall have made, a request in writing to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have the right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement or any Supplement to affect, disturb or prejudice the rights of any other Investor Certificateholders, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholders, or to enforce any right under this Agreement or any Supplement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement or any Supplement with respect to any Enhancement applicable to any Series. For the protection and enforcement of the provisions of this Section 13.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
      GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
      Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to (upon receipt confirmed by telephone or electronic means), sent by courier at or mailed by registered mail, return receipt requested, (a) in the case of the Transferor, to 10201 Main Street, Houston, TX, 77025, Attention: Bob Aronson, Phone (713) 663-9746, Fax (713) 660-3358, (b) in the case of the Servicer, to Specialty Retailers (TX) LP, 10201 Main Street, Houston, TX, 77025, Attention: Bob Aronson, Phone (713) 663-9746, Fax (713) 660-3358, (c) in the case of the Trustee, to the Corporate Trust Office or (d) in the case of the Rating Agency for a particular Series, to the address, if any, specified in the related Supplement. Unless otherwise provided with respect to any Series in the related Supplement, any notice required or permitted to be mailed to a Certificateholder shall be given by first class postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.
      Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or rights of the Certificateholders thereof.
      Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 8.2, this Agreement may not be assigned by the Transferor or the Servicer without the prior written consent of the Requisite Certificateholders of each Series on a Series by Series basis, determined without giving effect to Investor Certificates held by the Transferor or any of its Affiliates.
      Certificates Non-Assessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the Undivided Trust Interests represented by the Certificates shall be non-assessable for any losses or expenses of the Trust or for any reason whatsoever, and that Certificates upon authentication thereof by the Trustee pursuant to Sections 2.1 and 6.2 are and shall be deemed fully paid.
      Further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.
      Non-petition Covenant. Notwithstanding any prior termination of this Agreement, the Servicer, any Holder of the Exchangeable Transferor Certificate, the Trustee and (with respect to the Trust only) the Transferor, shall not, prior to the date which is one year and one day after the last day on which any Investor Certificate shall have been outstanding, acquiesce, petition or otherwise invoke or cause the Trust or the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Transferor or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Trust or the Transferor.
      No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Investor Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, and privileges provided by law.
      Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.
      Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article XIII, no other Person shall have any right or obligation hereunder.
      Actions by Certificateholders.
        Whenever in this Agreement a provision is made that an action may be taken or a notice, demand or instructions given by Investor Certificateholders, such action, notice or instruction may be taken or given by any Investor Certificateholder, unless such provision requires a specific percentage of Investor Certificateholders.
        Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind such Certificateholder and every subsequent holder of such Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.
      Rule 144A Information. For so long as any of the Investor Certificates of any Series are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, each of the Transferor, the Servicer and the Trustee agree to cooperate with each other to provide to any Investor Certificateholders of such Series and to any prospective purchaser of Certificates designated by such an Investor Certificateholder upon the request of such Investor Certificateholder or prospective purchaser, any information in its possession required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.
      Merger and Integration. Except as specifically stated otherwise herein, this Agreement, together with each Supplement, sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.
      Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.
      Inconsistent Provisions. To the extent that any provision in any Supplement or in any certificate or document delivered in connection with any Supplement is inconsistent with any provision under this Agreement, or in any circumstance in which it is unclear whether such Supplement or this Agreement shall control, the provisions contained in such Supplement (or such certificate or other document) shall control with respect to the related Series.
      No More Than 100 Holders. Notwithstanding anything to the contrary contained within this Agreement, in no event shall the aggregate number of beneficial owners of Certificates ever exceed one-hundred (100) (taking into account the attribution rules of Treasury Regulation Section 1.7704-1(h)(3)). Any transfer, sale, assignment or other disposition of a Certificate that results in there being more than one-hundred (100) beneficial owners of Certificates (taking into account the attribution rules of Treasury Regulation Section 1.7704-1(h)(3)) shall be null and void and shall be given no effect.

IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

STAGE RECEIVABLE FUNDING LP, as Transferor

By: Stage Receivable Mgmt LLC, its general partner

By:_________________________________

Name:

Title:

Address:

10201 Main Street

Houston, TX 77025

Attention: Bob Aronson

Facsimile: (713) 660-3358

Confirmation: (713) 663-9746

SPECIALTY RETAILERS (TX) LP, as

Servicer

By: SRI General Partner LLC, its general partner

By:_________________________________

Name:

Title:

Address:

10201 Main Street

Houston, TX 77025

Attention: Bob Aronson

Facsimile: (713) 660-3358

Confirmation: (713) 663-9746

BANKERS TRUST COMPANY, as Trustee

By:_________________________________

Name:

Title:

Address: Four Albany Street, 10th Floor

New York New York 10006

Attention: Corporate Trust and Agency
Services - Structured Finance Group

Facsimile: (212) 250-6439

Confirmation: (212) 250-6137

M&S/31150-132/452245_1